                                                                     EXHIBIT 4.5




================================================================================


                     TRUST INDENTURE AND SECURITY AGREEMENT


                           DATED AS OF JULY 15, 1994,


                                    BETWEEN


                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                                       AS
                              OWNER TRUSTEE UNDER
                 TRUST AGREEMENT [NO. 1][NO. 2], DATED AS OF
                                 JULY 15, 1994,
                     WITH PHILIP MORRIS CAPITAL CORPORATION

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,
                              NOT INDIVIDUALLY BUT
                          SOLELY AS INDENTURE TRUSTEE




================================================================================



                      NEWMONT GOLD ORE TREATMENT FACILITY
                             TRUST [NO. 1][NO. 2]

                               TABLE OF CONTENTS


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
         GRANTING CLAUSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         HABENDUM CLAUSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE I             DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

         SECTION 1.01.  Indenture Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         SECTION 1.02.  Other Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE II            THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

         SECTION 2.01.  Forms of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 2.02A. Issuance of Notes on the Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 2.02B. Refunding; ERISA Representation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 2.03.  Execution, Delivery and Authentication of Notes; Form and Maximum Aggregate Principal Amount;
                                Payment of Interest and Principal; Notice and Calculation of Treasury Rate, Make Whole
                                Premium Amount.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.04.  Taxes; Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 2.05.  Payments from Indenture Estate Only   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 2.06.  Method of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 2.07.  Application of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 2.08.  Termination of Interest in Indenture Estate   . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 2.09.  Registration, Transfer and Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 2.10.  Mutilated, Destroyed, Lost or Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 2.11.  Payment of Expenses on Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 2.12.  Optional Redemption Upon Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 2.13.  Mandatory Redemption in Whole   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 2.14.  Optional Redemption Relating to a Refunding   . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 2.15.  Supplemental Financing Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26





                                      (i)

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
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ARTICLE III           RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST INDENTURE ESTATE . . . . . . . .   30

         SECTION 3.01.  Application of Certain Payments of Rent.  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 3.02.  Event of Loss, Termination, Refunding, Purchase on Early Buy-Out Date, Etc.   . . . . . . . .   31
         SECTION 3.03.  Payment After Acceleration of the Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         SECTION 3.04.  Certain Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 3.05.  Other Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 3.06.  Payments to Owner Trustee or Lessee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 3.07.  Investment of Amounts Held by Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE IV            INDENTURE EVENTS OF DEFAULT; REMEDIES OF INDENTURE TRUSTEE  . . . . . . . . . . . . . . . . . .   35

         SECTION 4.01.  Indenture Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         SECTION 4.02.  Certain Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 4.03.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 4.04.  Return of Indenture Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 4.05.  Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 4.06.  Discontinuance of Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 4.07.  Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE V             DUTIES OF THE INDENTURE TRUSTEE AND RIGHTS OF OWNER TRUSTEE . . . . . . . . . . . . . . . . . .   42

         SECTION 5.01.  Notice of Indenture Event of Default; Certain Duties and Responsibilities   . . . . . . . . .   42
         SECTION 5.02.  Action Upon Instructions:  Delivery of Written Instructions to Owner Trustee  . . . . . . . .   43
         SECTION 5.03.  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         SECTION 5.04.  No Duties Except as Specified in Indenture or Instructions and Maintenance of Payment Account   44
         SECTION 5.05.  No Action Except Under Lease, Indenture or Instructions   . . . . . . . . . . . . . . . . . .   45
         SECTION 5.06.  Furnishing of Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         SECTION 5.07.  Certain Rights of Owner Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45





                                      (ii)

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ARTICLE VI            THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . .   47

         SECTION 6.01.  Covenants of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         SECTION 6.02.  Acceptance of Trusts and Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 6.03.  Absence of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 6.04.  No Representations or Warranties as to Facility or Documents  . . . . . . . . . . . . . . . .   49
         SECTION 6.05.  No Segregation of Monies; No Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         SECTION 6.06.  Reliance; Agents; Advice of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 6.07.  Capacity in Which Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 6.08.  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE VII           SUCCESSOR TRUSTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

         SECTION 7.01.  Notice of Successor Owner Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 7.02.  Resignation of Indenture Trustee; Appointment of Successor  . . . . . . . . . . . . . . . . .   51
         SECTION 7.03.  Appointment of Additional and Separate Indenture Trustees   . . . . . . . . . . . . . . . . .   53

ARTICLE VIII          SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER TRANSACTION DOCUMENTS  . . . . . . . . .   55

         SECTION 8.01.  Amendments, Waivers, Etc. of Transaction Documents (Other Than This Indenture)  . . . . . . .   55
         SECTION 8.01A. Amendments to This Indenture With and Without Consent of Holders  . . . . . . . . . . . . . .   56
         SECTION 8.02.  Supplemental Indenture Without Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 8.03.  Trustees and Representative Protected   . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 8.04.  Documents Mailed to Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 8.05.  Form of Amendments and Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

ARTICLE IX            MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

         SECTION 9.01.  Termination of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         SECTION 9.02.  No Legal Title to Indenture Estate in Holders   . . . . . . . . . . . . . . . . . . . . . . .   58





                                     (iii)

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
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
         SECTION 9.03.  Sale of Undivided Interest by Indenture Trustee is Binding  . . . . . . . . . . . . . . . . . . .  59
         SECTION 9.04.  Indenture for Benefit of Owner Trustee, Indenture Trustee, Owner Participant, Lessee and Holders   59
         SECTION 9.05.  No Action Contrary to Lessee's Rights Under the Lease   . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 9.06.  Notices, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 9.07.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.08.  No Oral Modifications or Continuing Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.09.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.10.  Headings; References to Sections, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.11.  Normal Commercial Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.12.  Governing Law:  Counterpart Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61



SCHEDULE 1       Definitions

EXHIBIT A        Form of Indenture Supplement





                                      (iv)

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                     TRUST INDENTURE AND SECURITY AGREEMENT

                             TRUST [NO. 1][NO. 2]


                 THIS TRUST INDENTURE AND SECURITY AGREEMENT, dated as of July 15, 1994 (this Indenture), between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association having its principal office at 777 Main Street, Hartford, CT 06115, as Owner Trustee under Trust Agreement
[No. 1][No. 2] referred to below, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association having its principal office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, not individually but solely as Indenture Trustee hereunder.


                             W I T N E S S E T H :


                 WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

                 WHEREAS, the Owner Participant and the Owner Trustee have entered into Trust Agreement [No. 1][No. 2], dated as of July 15, 1994,whereby, among other things, (i) the Owner Trustee has declared a certain trust for the use and benefit of the Owner Participant and (ii) the Owner Trustee has been authorized and directed to execute and deliver this Indenture;

                 WHEREAS, the Owner Trustee has entered into the Participation Agreement among the Owner Participant, the Indenture Trustee, the Pass Through Trustee and Newmont;

                 WHEREAS, the Owner Trustee, acting as trustee for the benefit of the Owner Participant, pursuant to Trust Agreement [No. 1][No. 2] and the Participation Agreement, intends to purchase the Undivided Interest from Newmont and lease such Undivided Interest to Newmont pursuant to the Lease;

                 WHEREAS, the Owner Trustee desires by this Indenture, among other things (i) to provide for the issuance by the Owner Trustee (x) as of the Closing Date of its initial Notes evidencing the repayment obligations of the Owner Trustee in respect of such Notes, (y) from time to time, of Supplemental Financing Notes evidencing the repayment obligations of the Owner Trustee in respect of a Supplemental Financing, and (z) as of any Refunding Closing Date, of its Refunding Note evidencing the repayment obligation of the Owner Trustee in respect of such Note, all as provided herein and in the Transaction Documents, and (ii) to provide for the assignment and pledge by the Owner Trustee to the Indenture Trustee, and for the grant of the lien and encumbrance of a separate Deed of Trust by Owner Trustee for the benefit of the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of certain of the Owner Trustee's estate, right, title and interest in and to the Undivided Interest, the Lease, the Facility Agreements and the Purchase Documents and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof, other than Excepted Payments, as security for the Owner Trustee's obligations to the Indenture Trustee and the Holders hereunder, under the Notes and under the Participation Agreement and for the benefit and security of the Indenture Trustee and such Holders;

                 WHEREAS, all things have been done to make the Notes, when executed, delivered and issued by the Owner Trustee and authenticated and delivered by the Indenture Trustee hereunder, the valid obligations of the Owner Trustee; and

                 WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;


                                GRANTING CLAUSE

                 NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of and premium, if any, and interest on, and all other amounts due with respect to, all Notes from time to time Outstanding and the performance and observance by the Owner Trustee of all of its respective agreements, covenants and provisions herein and in the Notes contained for the benefit of the Holders and the Indenture Trustee and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the Holders thereof, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, pledge and confirm, unto the Indenture Trustee and its successors and assigns for the security and benefit of the Indenture Trustee and the Holders from time to time of the Notes, a first priority security interest in, and by separate Deed of Trust the Owner Trustee is concurrently granting for the benefit of the Indenture Trustee a first priority trust deed lien on, all the estate, right, title and interest of the Owner Trustee in, to and under the following described property, documents, rights and privileges (which collectively constitute the Indenture Estate), to wit:

                 1. The Undivided Interest, including, without limitation, the Lessor's Share of all Components and Modifications now existing or which hereafter may become part of the Undivided Interest and title to which shall vest in the Lessor in accordance with the Lease;

                 2. The Lease, including, without limitation, all Basic Rent, Supplemental Rent, payments relating to Stipulated Loss Value, Termination Value, the Early Buy-Out Price, any other applicable purchase price and all other payments of any kind thereunder payable to the Owner Trustee and to exercise any election or option or make any decision or determination or give any notice, consent, waiver or approval thereunder or in respect thereof, as well as all the rights, powers and remedies on the part of the Owner Trustee, whether acting under any such agreement or by statute or law or in equity, or otherwise, arising out of any Event of Default;

                 3. All right, title and interest of the Owner Trustee in, to and under (a) the Bill of Sale and each other Purchase Document and (b) the Ground Lease and Easement and (c) the Assignment of Contracts, including, without limitation, (i) all amounts of rent, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any part of the Indenture Estate and (ii) subject to the terms of this Indenture, all rights of the Owner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any such document, as well as all the rights, powers and remedies on the part of the Owner Trustee, whether arising under any document or by statute or at law or equity or otherwise, arising out of any Event of Default;

                 4. All monies and securities deposited or required to be deposited with the Indenture Trustee pursuant to any term of this Indenture or the Lease and held or required to be held by the Indenture Trustee hereunder;

                 5. All rents (including Rent), issues, profits, products, revenues and other income of all property from time to time subjected or required to be subjected to the Lien of this Indenture, and all right, title and interest of every nature whatsoever of the Owner Trustee in and to the same and every part thereof;

                 6. All other property of every kind and description, real, personal and mixed, and interests therein now held or hereafter acquired by the Owner Trustee pursuant to any term of any Granting Clause Document, whether or not subjected to the Lien of this Indenture by an Indenture Supplement; and

                 7.    All proceeds of the foregoing.

but excluding, however, from the Indenture Estate the Excepted Payments; and subject, however, to the rights of the Lessee under the Lease.

                 Concurrently with the delivery of its request for authentication of the Notes to be issued on the Closing Date, the Owner Trustee will deliver to the Indenture Trustee the original executed counterpart of the Lease, marked "Original" as provided in Section 21(e) of the Lease, together with executed copies of each Purchase Document.


                                HABENDUM CLAUSE

                 TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its respective successors and assigns, in trust for the benefit and security of the Indenture Trustee and the holders from time to time of the Notes, without any priority of any one Note above any other, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

                 It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under each Granting Clause Document to perform all of the obligations assumed by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Indenture Trustee nor the holder of any Note or Notes shall have any obligation or liability under any Granting Clause Document solely by reason of the assignments hereunder, nor shall any of the Indenture Trustee or the Holders of the Notes be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to any Granting Clause Document or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by them, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

                 Pursuant to the provisions of the Lease, the Lessee is directed to make all payments of Rent (other than Ground Lease Rent) to either
(i) in the case of
payments other than Excepted Payments, the Owner Trustee or as the Owner Trustee may otherwise direct by notice in writing to the Lessee, or (ii) in the case of Excepted Payments, the Person entitled to receive such payments, at such address as such Person may direct by notice in writing to the Lessee. The Owner Trustee agrees that, so long as any Notes shall be Outstanding hereunder, all payments described in clause (i) above shall be directed to be made to the Indenture Trustee and that if it should receive any such payments or any proceeds for or with respect to the Indenture Estate, it will promptly forward such payments to the Indenture Trustee or in accordance with the Indenture Trustee's instructions.

                 The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its estate, right, title or interest hereby assigned, to anyone other than the Indenture Trustee (it being understood that the foregoing shall not, subject to the provisions hereof, limit the rights of the Owner Trustee to assign its rights to its successor or assigns as contemplated by the Trust Agreement), and that it will not, except as permitted by this Indenture or with respect to Excepted Payments, accept any payment from the Lessee, enter into any agreement amending or supplementing any Granting Clause Document, execute any waiver or modification of, or consent under, the terms of any Granting Clause
Document.

                 Notwithstanding the Granting Clause or any of the preceding paragraphs, there are hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excepted Payments, and nothing contained in the Granting Clause or any of the preceding paragraphs shall impair in any respect the rights of the Owner Trustee under Sections 2.12, 4.02, 4.03, 5.07, 8.01 or 8.02 hereof.

                 IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. INDENTURE DEFINITIONS. For all purposes of this Indenture, each Indenture Supplement delivered hereunder and each Note issued pursuant to the provisions hereof (and all Schedules, Exhibits, Appendices or other attachments hereto or thereto), the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined and, to the extent that such definitions relate to agreements or instruments, such terms shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof, hereof and of the Transaction Documents):

                 Applicable Rate shall mean, with respect to any Notes issued hereunder from time to time (including any Refunding Notes or Supplemental Financing Notes), the interest rate per annum specified in such Note or Notes.

                 Debt shall mean any liability for borrowed money, or any liability for the payment of money, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

                 Dollars and $ means the lawful currency of the United States of America.

                 Early Buy-Out Notice shall mean a written notice of the Lessee or Owner Trustee stating that the Notes Outstanding will be redeemed in respect of the matters specified in clause (iii) of the first sentence of Section 2.13 hereof, which notice shall specify the Early Buy-Out Date and which shall, whenever given, not be deemed effective for purposes hereof until the date which is 45 days prior to the applicable Early Buy-Out Date.

                 Granting Clause Document shall mean each of the documents referred to in clauses 2 and 3 of the Granting Clause of this Indenture.

                 Holder or holder shall mean any registered holder from time to time of one or more Notes.

                 Indenture Default shall mean an Indenture Event of Default or an event which, after the giving of notice or lapse of time, or both, would become an Indenture Event of Default.

                 Indenture Estate shall have the meaning specified in the Granting Clause hereof.

                 Indenture Event of Default shall have the meaning specified in
Section 4.01 hereof.

                 Indenture Supplement shall mean a supplement to this Indenture, in substantially the form of Exhibit A hereto, with such other or alternate provisions as shall be consistent with or required by the terms hereof (including Section 2.15 hereof), which shall, in appropriate cases, describe items of property or equipment included in the property of the Owner Trustee covered by and subject to the Lien of this Indenture or the Deed of Trust, and which shall also, in appropriate cases, include a separate amendment of the Deed of Trust in recordable form.

                 Independent Investment Banker shall mean an independent investment banking institution of national standing appointed by the Lessee on behalf of the Owner Trustee (or directly by the Owner Trustee if an Event of Default has occurred and is continuing) and identified from time to time in a writing delivered to the Indenture Trustee.

                 Interest Payment Date shall mean, (A) with respect to the Notes issued on the Closing Date (including any Note issued in replacement of or exchange for any thereof as herein provided), July 5, 1995 and each January 5 and July 5 occurring thereafter and (B) with respect to any other Notes issued hereunder (including any Note issued in replacement of or exchange for any thereof as herein provided), the date or dates specified in such Notes, and ending, in each case, on the date all amounts payable in respect of such Note have been paid in full; provided that if any such day is not a Business Day then the relevant Interest Payment Date shall be the next succeeding Business Day.

                 Make Whole Premium Amount shall mean, with respect to any Note redeemed in accordance with Section 2.12 (in the event the Indenture Trustee shall not have accelerated the Notes), Section 2.13 (ii), 2.13 (iii), 2.13 (iv) or Section 2.14 prior to the Early Buy-Out Date, the excess, if any, of
(a) the net present value of the remaining scheduled principal and interest payments in respect of the outstanding Notes discounted to the applicable Redemption Date on a semiannual basis at the Treasury Rate over (b) the aggregate principal amount of the Notes to be redeemed on such Redemption Date plus any accrued and unpaid interest thereon, as calculated by the Independent Investment Banker.

                 Majority in Interest of Holders of the Notes as of a particular date of determination shall mean (A) subject to clause (B) of this definition, the Holders of more than 66-2/3% in aggregate unpaid principal amount of all Notes Outstanding as of such date or (B) to the extent that a particular matter or question relates only to the

Notes of a particular series, the Holders of more than 66-2/3% in aggregate unpaid principal amount of all Notes Outstanding as of such date in respect of such series; (excluding, in each case, any Notes held by (a) the Owner Trustee, the Owner Participant or any Affiliate of any thereof, or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.02 hereof (unless, in any such case, all then Outstanding Notes or, in the case of clause (B) hereof, Notes of the relevant series, shall be held by one or more of the Owner Trustee, the Owner Participant or any Affiliate of any thereof) or
(b) the Lessee or any Affiliate thereof). In all cases in which a Majority in Interest of Holders of the Notes is entitled to direct the Indenture Trustee to take any action or otherwise advise the Indenture Trustee, each Holder of Notes then Outstanding, or its duly authorized agent or attorney-in-fact, shall be entitled to direct the Indenture Trustee only with respect to the aggregate unpaid principal amount of Notes (or portion thereof) issued and Outstanding which are registered in the name of such Holder and which are certified by such Holder or its duly authorized agent or attorney-in-fact to be (i) held by it for its own account and not pledged as collateral for any of its obligations or held for the benefit of other Persons (including, without limitation, holders of Pass Through Certificates) or (ii) pledged as collateral for one or more of its obligations, or obligations with respect to which it is acting as trustee under a related indenture or held for the benefit of other Persons (including, without limitation, holders of Pass Through Certificates), but in respect of which it has received a directive, satisfactory in form and substance to the Indenture Trustee, given by the holder or holders of a proportionate interest in the obligations secured by, or evidencing a beneficial interest in, such Notes in accordance with the instrument governing such obligations. More than one direction can be given by a registered Holder of Notes or its duly authorized agent or attorney-in-fact pursuant to clause (ii) of the preceding sentence, and such directions may be contradictory or inconsistent, so long as each direction to take or refrain from taking the action specified therein or otherwise advising the Indenture Trustee meets the requirements of said clause
(ii).

                 Note shall mean any Note issued hereunder (including the Notes issued on the Closing Date, any Refunding Note or Supplemental Financing Note) substantially in the form set forth in Section 2.01 hereof, as each such form may be varied pursuant to the terms hereof or thereof, and such term includes any such Note issued hereunder in exchange for or in replacement of any thereof in accordance with the terms hereof.

                 Note Register shall have the meaning specified in Section 2.09 hereof.

                 Optional Redemption Notice shall mean a written notice given by the Owner Trustee, at the direction of the Owner Participant, to the effect that the Owner Trustee intends to exercise its rights under Section 2.12 hereof to cause a redemption of all, but not less than all, of the Notes then Outstanding, which notice shall, in order to be effective for purposes of such Section 2.12, specify the Indenture Event of Default in respect of which such election is being made, if applicable, and shall contain an irrevocable commitment of the Owner Trustee to take the actions contemplated therein (including payment of the Redemption Price on the applicable Redemption Date).

                 Principal Payment Date shall mean, with respect to each Note, each date on which a regularly scheduled payment of principal is due thereunder in accordance with the terms thereof.

                 Record Date shall mean, with respect to the interest or principal payable on any Interest Payment Date or Principal Payment Date, as the case may be, the last calendar day (whether or not a Business Day) which is more than 15 calendar days prior to the related Interest Payment Date or Principal Payment Date and, with respect to any other amount payable hereunder or under the Notes, the last calendar day (whether or not a Business Day) which is more than 15 days prior to the date such amount is to be received by the Indenture Trustee as herein and in the Notes provided.

                 Recourse Amount shall have the meaning set forth in Section
2.05 hereof.

                 Redemption Date shall mean any date upon which the Notes are to be redeemed pursuant to Sections 2.12, 2.13 or 2.14 hereof.

                 Redemption Price shall mean the price at which the Notes are to be redeemed, determined as of the applicable Redemption Date, pursuant to Sections 2.12, 2.13 or 2.14 hereof.

                 Refunding Date shall mean, in respect of each Refunding, the date upon which such Refunding shall occur.

                 Regular Distribution Date shall have the meaning set forth in the Pass Through Trust Agreement.

                 Treasury Rate shall mean, with respect to the determination of a Make Whole Premium Amount, (i) in the case of a Note bearing a final stated maturity of less than one year after the related Redemption Date, a rate of interest per annum, determined by the Independent Investment Banker as of the Treasury Rate Quote Date, equal to the average yield to maturity of, and resulting from the bidding for (on a government bond equivalent basis) the applicable United States Treasury Bill due the week in which such final stated maturity occurs or (ii) in the case of all other Notes, a rate of interest per annum determined by the Independent Investment Banker as of the Treasury Rate Quote Date, to be equal to the average yield to maturity of, and resulting from the bidding for, the most comparable United States Treasury Notes, as identified by the Independent Investment Banker, corresponding in maturity to the Weighted Average Life to Maturity of the Notes then subject to the related redemption (or, if there is no maturity corresponding to such Weighted Average Life to Maturity, an interpolation, on a straight-line basis, between the yield on (a) the United States Treasury Note with a constant maturity closest to and greater than the Weighted Average Life to Maturity of such Notes and (b) the United States Treasury Note with a constant maturity closest to and less than such Weighted Average Life to Maturity); such yield to be determined by the Independent Investment Banker by reference to the yield of the relevant United States Treasury Notes (rounded, if necessary to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward) as published in "Statistical Release H.15 (519), Selected Interest Rates" (or any successor publication) by the Board of Governors of the Federal Reserve System at or prior to 12:00 noon New York time, on the Treasury Rate Quote Date.

                 Treasury Rate Quote Date shall mean, with respect to the determination of a Redemption Price, the third Business Day preceding the applicable Redemption Date.

                 Weighted Average Life to Maturity shall mean, with respect to any indebtedness as at the time of determination thereof, the number of years obtained by dividing the then Remaining Dollar Years of such indebtedness by the then outstanding principal amount of such indebtedness. The term Remaining Dollar Years of any indebtedness means for purposes of Section 2.15(b) the amount obtained by (i) multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment of principal, including repayment at final maturity, by the number of years (calculated to the nearest 1/12) which will elapse between the date of determination and the date of that required repayment, and (ii) totalling all the products obtained in the preceding clause (i).

                 SECTION 1.02. OTHER DEFINITIONS. For all purposes of this Indenture, capitalized terms used herein without other definition shall have the meanings assigned thereto in Appendix A to the Participation Agreement. A copy of such Appendix A is annexed hereto as Schedule 1 and hereby incorporated herein by reference.


                                   ARTICLE II

                                   THE NOTES

                 SECTION 2.01. FORMS OF THE NOTES. The Notes shall each be substantially in the form set forth below, with such changes that are not inconsistent with the terms of this Indenture as the Lessee shall deem desirable (and indicate in writing to the Owner Trustee and the Indenture Trustee) and are consented to by the Owner Trustee (such consent not to be unreasonably withheld) at or prior to the time such Note is issued (the provisions set forth below constituting part of this Indenture).

                                ----------------

                                  SECURED NOTE

            ISSUED IN CONNECTION WITH LEASE OF AN UNDIVIDED INTEREST
                 IN THE NEWMONT GOLD ORE TREATMENT FACILITY TO
                              NEWMONT GOLD COMPANY
                              TRUST [NO. 1][NO. 2]


          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND
              MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN
               VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE
                                SECURITIES ACT.

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
               not in its individual capacity but solely as Owner
                 Trustee under Trust Agreement [No. 1][No. 2],
                           dated as of July 15, 1994,
                           with the Owner Participant


No.                                                       New York, New York
Original Principal Amount:                                    Issue Date:
$                                                             --------- --, 199-
Interest Rate:            Maturity Date:
         -----%           ---------, --


                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement [No. 1][No. 2], dated as of July 15, 1994, between the Owner Participant named therein and the Owner Trustee, hereby promises to pay to __________ or its registered assigns, the principal sum of $____________(________________ Dollars), such principal sum to be repaid in installments having the principal amounts set forth in Annex A hereto on the Principal Payment Dates therein indicated, together with interest at a rate per annum equal to the rate specified above under the caption "Interest Rate" on the unpaid principal amount hereof from time to time outstanding from and including the date hereof to but not including the date on which such principal amount is paid in full, payable in arrears on each Interest Payment

Date (as defined in the Indenture referred to below) and on the date of any payment of principal hereof; provided, however, that, if any principal amount in respect of this Note, or any interest in respect of the outstanding principal amount hereunder, is paid on a date other than an Interest Payment Date, interest at the rate hereinabove provided for shall continue to accrue on the outstanding principal amount hereunder at such rate and shall be paid on the date such principal or interest payment is paid; and provided, further, however, the final payment of principal hereon on the stated maturity hereof shall in any and all events equal the then outstanding principal balance hereof.

                 Interest shall be calculated on the basis of a year of 360 days of twelve months of 30 days each.

                 All payments of principal and interest and other amounts to be made to the Holder hereof by the Owner Trustee hereunder or under the Trust Indenture and Security Agreement, dated as of July 15, 1994 (as such Trust Indenture and Security Agreement may be amended or supplemented from time to time, the "Indenture," the terms defined or incorporated therein and not otherwise defined herein being used herein with the same meanings), between the Owner Trustee and The First National Bank of Chicago, as indenture trustee thereunder (the "Indenture Trustee"), shall be made only from the revenues and proceeds of the Indenture Estate. Each Holder, by its acceptance of this Note, agrees that it will look solely to the revenues and proceeds of the Indenture Estate to the extent available for distribution to the Holder hereof as provided in the Indenture and that none of the Owner Participant, the Lessee, the Owner Trustee or the Indenture Trustee are personally liable to the Holder hereof for any amounts payable under the Indenture or this Note or for any liability under the Indenture, except, in the case of the Owner Trustee or the Indenture Trustee, as expressly provided in the Indenture, this Note or in the Participation Agreement.

                 Principal and interest and other amounts due hereunder or under the Indenture shall be payable in Dollars in immediately available funds prior to 1:00 P.M., New York City time, on the due date thereof to the Indenture Trustee at the Indenture Trustee's Office. The Indenture Trustee shall promptly remit (by wire transfer of immediately available funds) each such amount to such account or accounts of the Holder hereof in whose name this
Note is registered at the close of business on the Record Date for payment of such amount, at such financial institution or institutions and to such account or accounts, within the continental United States, as the Holder hereof shall have designated to the Indenture Trustee in writing and upon compliance with the reasonable requirements of the Indenture Trustee. If any sum payable hereunder or under the Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                 This Note is one of the Notes referred to in the Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Indenture. The Indenture Estate (including, but not limited to, a separate Deed of Trust given for the benefit of the Indenture Trustee pursuant to the Indenture), is held by the Indenture Trustee as security for the Notes. Reference is hereby made to the Indenture and to the Participation Agreement for a statement of the rights and obligations of the Holder of, and the nature and extent of the security for, this Note and of the rights and obligations of the Holders of, and the nature and extent of the security for, the other Notes issued under the Indenture, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture and in the Participation Agreement each Holder hereof agrees by its acceptance of this Note.

                 There shall be maintained a Note Register for the purpose of registering transfers and exchanges of Notes at the Indenture Trustee's Office or at the office of any successor indenture trustee in the manner provided in
Section 2.09 of the Indenture. As provided in the Indenture, this Note may not be exchanged for Notes of a different authorized denomination or in any other circumstances except as provided in such Section 2.09, and this Note may only be transferred in the circumstances contemplated by, and subject to the conditions of, the provisions of the Indenture (including Sections 2.02B(a) and 2.09 thereof), to all of which conditions and provisions the Holder hereof, by its acceptance of this Note, agrees to be bound.

                 Prior to the due presentment for, and due registration of transfer of this Note as provided in Section 2.09 of the Indenture, the Owner Trustee, the Indenture Trustee and the Lessee may and shall deem and treat the person in whose name this Note is registered as the owner hereof for all purposes hereof or otherwise in respect of the Indenture, whether or not this Note or any amount payable hereunder is overdue, and none of the Owner Trustee, the Lessee nor the Indenture Trustee shall be affected by notice to the contrary.

                 This Note is subject to prepayment or redemption, in whole or in part, only as permitted by Sections 2.12, 2.13 and 2.14 of the Indenture, and the Holder hereof, by its acceptance of this Note, agrees to be bound by such provisions. If at any time an Indenture Event of Default shall have occurred and be continuing, this Note may be declared due and payable, all upon the conditions, in the manner, subject to the restrictions and with the effect provided in the Indenture, and the Holder hereof, by its acceptance of this Note, agrees to be bound thereby. Neither this Note nor the Indenture is cross-collateralized with, or may be cross-defaulted in respect of, any security or indebtedness of the Lessee (except to the extent that an Event of Default includes a cross-default to any other Financing Lease) or any security or indebtedness of Shawmut

Bank Connecticut, National Association, as trustee with respect to any property other than the Indenture Estate.


                 The right of the Holder of this Note to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions and conditions specified in the Indenture, and the Holder hereof, by its acceptance of this Note, agrees to be bound by such restrictions and conditions.

                 This Note shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized officers on the certificate below.

                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


                 IN WITNESS WHEREOF, the Owner Trustee has caused this Note to be executed in its corporate name by its office thereunto duly authorized, as of the date below indicated.

                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity, except
                                        as otherwise specified herein, but
                                        solely as Owner Trustee


Date:             , 199                 By
       -------- --     -                   ------------------------
                                              Title:

          [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]



                 This is one of the Notes referred to in the within mentioned Indenture.


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Indenture Trustee


                                        By
                                          ---------------------------------
                                            Authorized Signatory

                                    Annex A
                                       to
                                  Secured Note

                      SCHEDULE OF PRINCIPAL PAYMENT DATES
                             AND PRINCIPAL PAYMENTS

                                                Percentage
Principal Payment                               of Original
Date (Interest                                  Principal                          Principal
Payment Date                                    Amount to                          Amount to
Occurring On)                                   be Paid                            be Paid
- -----------------                               -----------                        -----------






                 SECTION 2.02A. ISSUANCE OF NOTES ON THE CLOSING DATE. On the Closing Date, the Owner Trustee shall issue and execute, and the Indenture Trustee shall authenticate and deliver, to or at the direction of the Pass Through Trustee, one or more Notes for original issuance in the aggregate principal amount, having the maturity dates and bearing the interest rate and having the other characteristics (including with respect to the repayment of the aggregate principal amount thereof) as provided for in Indenture Supplement No. 1 and the request for authentication delivered by the Owner Trustee to the Indenture Trustee on the Closing Date. The Owner Trustee hereby authorizes the Indenture Trustee, on behalf of the Owner Trustee, to receive the Loan Proceeds from the sale to the Pass Through Trustee of such Notes. The Indenture Trustee shall hold and apply the same as provided in Sections 2, 4 and 5 of the Participation Agreement. Such Note or Notes shall be registered on the Note Register in the name of the Pass Through Trustee and may not be transferred except in accordance with the provisions hereof and of the Transaction Documents.

                 SECTION 2.02B. REFUNDING; ERISA REPRESENTATION. (a) In connection with any Refunding in accordance with and subject to the provisions of Section 2.14 hereof, Section 14 of the Participation Agreement and the other Transaction Documents, on the Refunding Date the Owner Trustee, at the direction of the Lessee, shall issue and execute, and the Indenture Trustee shall authenticate and deliver, one or more Refunding Notes for original issuance in an aggregate principal amount at least equal to the principal amount outstanding in respect of, and accrued interest on, the Notes to be redeemed as of the Refunding Date and having the maturity dates, bearing the interest rates and having the other characteristics (including with respect to the repayment of the aggregate principal amount thereof) as provided for in the applicable Refunding Agreement and other Transaction Documents. The Owner Trustee hereby authorizes the Indenture Trustee, on behalf of the Owner Trustee, to receive the proceeds from the sale of such Refunding and the Indenture Trustee shall hold and apply such proceeds, and take such other actions with respect to such Refunding, as shall be provided in the applicable Refunding Agreement and other Transaction Documents. Such Notes shall be registered in the names of such entities as shall be identified in or pursuant to the Refunding Agreement and, notwithstanding any provision hereof, may not be transferred or accepted for registration of transfer, in whole or in part, except in compliance with the provisions of Section 2.09 hereof and of the Transaction Documents.

                 (b) Unless the Lessee otherwise agrees in writing, no ERISA Plan, or any person treated as holding the assets of an ERISA Plan may acquire or hold, beneficially or of record, any Note, or Supplemental Financing Note. Unless otherwise agreed to in writing by the parties to the Participation Agreement, the purchase or other acquisition by any Person of any Note, or Supplemental Financing Note shall constitute a representation by such Person and the beneficial owner of any thereof to the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee that such Person is not, and such beneficial owner is not, an ERISA Plan and that such Person is not, and such beneficial owner is not, purchasing or otherwise acquiring, and has not purchased or otherwise acquired, such Note or Supplemental Financing Note with assets of an ERISA Plan. Each Holder of a Note or Supplemental Financing Note, by its acceptance thereof shall be deemed to have agreed to the foregoing.

                 SECTION 2.03. EXECUTION, DELIVERY AND AUTHENTICATION OF NOTES; FORM AND MAXIMUM AGGREGATE PRINCIPAL AMOUNT; PAYMENT OF INTEREST AND PRINCIPAL; NOTICE AND CALCULATION OF TREASURY RATE, MAKE WHOLE PREMIUM AMOUNT.
(a) The Notes shall be executed on behalf of the Owner Trustee by manual signature by one of its Vice Presidents, Assistant Vice Presidents, Trust Officers or Corporate Trust Officers. Notes bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes. The Owner Trustee may from time to time execute and deliver Notes to the Indenture Trustee for authentication upon original issue and such Notes shall thereupon be authenticated and delivered by the Indenture Trustee upon the written request of the Owner Trustee signed by an authorized officer. Each
Note issued
hereunder shall be dated the date of its issuance. No Note shall be secured by or be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized offices, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                 (b) All Notes shall be issued in fully registered form only, without coupons, and shall be in the form provided for in Section 2.01 hereof. All Notes shall be issued in denominations of $1,000,000 (of original principal amount) or any amount in excess of $1,000,000 which is an integral multiple of $1,000,000 (except as may be necessary to evidence the entire principal amount of any Note issued and outstanding hereunder). The maximum aggregate principal amount of Notes that may be issued hereunder, if so limited, is specified in Indenture Supplement No. 1 or the request for authorization delivered by the Owner Trustee with respect thereto.

                 (c) The principal amount of each Note issued hereunder shall be due and payable, in installments or as otherwise provided in the form thereof, on each Principal Payment Date in accordance with the terms thereof; provided, however, that the final principal installment payment on each Note on the stated maturity thereof shall in any and all events equal the then outstanding balance thereof.

                 (d) Each Note issued hereunder shall bear interest at the Applicable Rate for such Note on the unpaid principal amount thereof from time to time outstanding from and including the date of issuance thereof to but not including the date such principal amount is paid in full. Accrued interest on each such Note shall be payable in arrears on each Interest Payment Date, on the date such Note is paid in full and otherwise in accordance with the terms hereof or thereof. Interest on the Notes shall be calculated on the basis of a year of 360 days of twelve months of 30 days each.

                 (e) The Indenture Trustee shall, promptly after the date it receives notice of an event that could give rise to a redemption of the Notes and payment of Make Whole Premium Amount (and in any event within two Business Days after such date), direct the Independent Investment Banker to (i) determine, to the extent applicable, the Treasury Rate and the Make Whole Premium Amount, and (ii) deliver written notice of such determinations to the Owner Participant, the Owner Trustee and the Lessee immediately after each such determination is made.

                 SECTION 2.04. TAXES; WITHHOLDING. The Indenture Trustee shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto under Applicable Law. The Indenture Trustee agrees (i) to act as withholding agent in respect of such amounts and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, (ii) that it will file any necessary withholding tax returns or statements when due and (iii) that, as promptly as possible after the payment of such amounts, it will deliver to each Holder appropriate documentation showing the payment of such amounts, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports with respect to the foregoing as it may be required to file under United States law. For all purposes hereof and of the other Transaction Documents, any amounts withheld by the Indenture Trustee from a payment due to a Holder hereunder or under its Note pursuant to this Section 2.04 shall be deemed to have been received by such Holder, and such Holder hall not be entitled to receive any amount in respect of such withholding from any party to the Transaction Documents.

                 SECTION 2.05. PAYMENTS FROM INDENTURE ESTATE ONLY. All payments of principal and interest and other amounts to be made by the Owner Trustee under the Notes and under this Indenture shall be made only from the revenues and the proceeds of the Indenture Estate. Each Holder of a Note, by its acceptance of such Note, agrees that it will look solely to the revenues and proceeds of the Indenture Estate to the extent available for distribution to it as herein provided and that none of the Owner Participant, the Lessee, the Owner Trustee or the Indenture Trustee is personally liable to it for any amounts payable under this Indenture or such Note or for any liability under this Indenture, except, in the case of the Owner Trustee or the Indenture Trustee, as expressly provided herein or therein or in the Participation Agreement.

                 The Indenture Trustee and each Holder, by its acceptance of a Note, hereby irrevocably agrees, (i) to the maximum extent permitted by law, that, in any case in which any Person (other than the Lessee alone) is the debtor or one of the debtors under the Federal Bankruptcy Act, each of the Indenture Trustee and the Holders shall be deemed to have made a timely election pursuant to Section 1111(b)(1)(A)(i) of the Federal Bankruptcy Act (or any substantially comparable provision which is the successor thereto) as to the Indenture Estate (which is acknowledged and agreed not to include Excepted Payments) and (ii) if (A) the Trust Estate, the Owner Participant or the Trust becomes a debtor subject to the reorganization provisions of the Federal Bankruptcy Act or any successor provisions or any other applicable bankruptcy or insolvency statutes, (B) pursuant to such provisions, the Owner Participant is held to have recourse liability to the Indenture Trustee or the Holder of any Note directly or indirectly on account of any amount payable under the Indenture, and (C) the Indenture Trustee actually receives any payment which reflects any payment by the Owner Participant on account of the matters referred to in clause (ii)(B) of this sentence, then the Indenture Trustee shall promptly refund to the Owner Participant the Recourse Amount, unless such Recourse Amount has theretofore been distributed to the Holders or otherwise applied as herein provided. For purposes of this Section 2.05, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of the matters referred to in clause (ii)(B) of the preceding sentence actually received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in such clause (ii)(B).

                 SECTION 2.06. METHOD OF PAYMENT. Principal and interest and other amounts due hereunder or under the Notes shall be payable in Dollars in immediately available funds prior to 1:00 P.M., New York City time, on the due date thereof, to the Indenture Trustee at the Indenture Trustee's Office. The Indenture Trustee shall promptly remit (by wire transfer of immediately available funds), prior to 3:00 p.m., New York City time, on the date such amounts are received, all such amounts to such account or accounts of the Holders in whose name the outstanding Notes are registered at the close of business on the Record Date for payment, at such financial institution or institutions and to such account or accounts as such Holders shall have designated to the Indenture Trustee in writing; provided that if the payment is received by the Indenture Trustee after 2:00 P.M., New York City time, the Indenture Trustee shall make payment promptly, but not later than the next
Business Day following the due date thereof.   All payments required to be made
to the Owner Trustee hereunder shall be made in immediately available funds to the Owner Trustee at its address set forth in the Participation Agreement or such other address as the Owner Trustee may advise the Indenture Trustee in writing. All such payments to the Owner Trustee shall be remitted by the Indenture Trustee prior to 3:00 p.m., New York City time, on the date the corresponding payment is received by the Indenture Trustee; provided that if the payment is received by the Indenture Trustee after 2:00 p.m., New York City time, the Indenture Trustee shall make payment promptly, but not later than the next Business Day following the date such funds are received. If any sum payable hereunder or under a Note falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day, and no interest shall accrue for the intervening period. Prior to the due presentment for, and due registration of transfer of any Note as provided in Section 2.09 hereof, the Owner Trustee, the Lessee and the Indenture Trustee may and shall deem and treat the person in whose name any Note is registered on the Note Register as the absolute owner and Holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes hereunder and otherwise in respect hereof, whether or not such Note or any





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




amount payable thereunder is overdue, and none of the Owner Trustee, the Indenture Trustee nor the Lessee shall be affected by any notice to the contrary.

                 SECTION 2.07. APPLICATION OF PAYMENTS. Each payment of principal and interest or other amounts due on or in respect of each Note shall be applied, first, to the payment of interest on such Note due and payable to the date of such payment, as in such Note provided, second, to the payment of the principal of such Note then due, and third, to the payment of premium, if any, due in respect of such Note.

                 SECTION 2.08. TERMINATION OF INTEREST IN INDENTURE ESTATE. A Holder of a Note shall not, as such, have any further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of and premium, if any, and interest on and other amounts due under all Notes held by such Holder and all other sums payable to such Holder hereunder and under the Participation Agreement shall have been paid in full.

                 SECTION 2.09. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. The Indenture Trustee agrees with the Owner Trustee that the Indenture Trustee shall keep a register (herein sometimes referred to as the Note Register) in which provisions shall be made for the registration of Notes and the registration of transfers of Notes. The Note Register shall be kept at the Indenture Trustee's Office, and the Indenture Trustee is hereby appointed Note Registrar for the purpose of registering Notes and transfers of Notes as provided herein. The Note Register shall be maintained in accordance with the requirements of Section 163(f) of the Code and any successor provision thereto. Upon surrender for registration of transfer of any Note at the Indenture Trustee's Office, the Owner Trustee shall, to the extent such transfer has been effected in accordance with the terms and provisions hereof and of the Transaction Documents, execute and deliver in the name of the transferee or transferees designated by the transferor in writing, one or more new Notes of the same series and of a like aggregate principal amount bearing interest at
the same rate for such series of Notes being transferred.   Each new Note
issued upon surrender of any Note for transfer or exchange shall be, unless otherwise provided in the Indenture Supplement related to such Note, in the aggregate outstanding principal amount of the Note being transferred or exchanged and in an original principal amount of $1,000,000 or any amount in excess of $1,000,000 which is an integral multiple of $1,000,000 (except as may be necessary to evidence the entire principal amount of any Note issued and outstanding hereunder) and dated the date to which interest shall have been paid with respect to such surrendered Note or, if no such interest shall have been paid, the date of original issuance of such surrendered Note. Subject to the provisions hereof, whenever any Notes are so surrendered for exchange, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                 In addition to the foregoing, every Note presented or surrendered for registration of transfer or exchange in accordance with the terms hereof shall be accompanied by a written representation and agreement of the proposed transferee thereof to and for the benefit of the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee (which representation and agreement shall, except as expressly provided in clause (y) hereof, be in form and substance satisfactory to each such Person), (x) to the effect that such transfer will not violate Section 2.02B(b) hereof and that the representation therein set forth is true and correct as of the date of transfer or (y) in the event that the Lessee shall elect, to such effect with respect to compliance with the applicable provisions of ERISA and the Code as are reasonably acceptable to the Lessee and the Owner Participant.

                 The transferor shall make a notation on the old, and the Indenture Trustee shall make a notation on the new, Note or Notes of the amount of all payments of principal previously made on or in respect of the old Note or Notes with respect to which such new Note or Notes are issued and the date to which interest on such old Note or Notes has been paid. The Indenture Trustee shall not be required to accept for transfer or exchange any surrendered Note as above provided during the twenty-day period preceding the due date of any payment on such Note, during the fifteen-day period next preceding the mailing of a notice of redemption of any Notes of the same series and maturity or after notice calling such Note or portion thereof for redemption has been mailed. The Owner Trustee, the Indenture Trustee and the Lessee may and shall deem and treat the Person in whose name each Note is registered on the Note Register as the Holder thereof for all purposes hereunder until due presentment for and due registration of transfer as provided in this Section 2.09.

                 SECTION 2.10. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If each of the Indenture Trustee and the Owner Trustee shall receive to its satisfaction evidence that any Note shall have become destroyed, lost or stolen, or if any mutilated Note is surrendered to the Owner Trustee (with a copy to the Indenture Trustee), the Owner Trustee shall, upon the written request of the Holder of such Note and instruction of the Indenture Trustee, and subject to the matters set forth in the next succeeding sentence, execute and deliver in replacement thereof a new Note of the same series, payable to the same Person in the same principal amount, dated the date of such Note and designated as issued under this Indenture. No Note shall be executed and delivered under this Section 2.10 (i) if the Owner Trustee or the Indenture Trustee shall have notice that the Note in respect of which the same is being replaced has been acquired by a bona fide purchaser or (ii) unless the Holder of such Note shall furnish to the Lessee, the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by each of them to save the Lessee, the Owner Trustee and the Indenture Trustee harmless in consequence thereof, together with evidence satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee of the destruction, loss, mutilation or theft of such Note and the ownership thereof. Any Note executed and delivered pursuant to this
Section 2.10 shall constitute conclusive evidence of the Owner Trustee's obligations in respect thereof, as if originally issued, whether or not the lost, stolen or destroyed Note shall at any time be found.

                 SECTION 2.11. PAYMENT OF EXPENSES ON TRANSFER. Upon the issuance of a new Note or Notes pursuant to Section 2.09 or 2.10 hereof, the Lessee, the Owner Trustee and/or the Indenture Trustee shall require from the party requesting such new Note or Notes payment of a sum sufficient to reimburse the Owner Trustee and/or the Indenture Trustee for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or other governmental charge paid or payable in connection therewith, and such issuance of a new Note or Notes shall otherwise be without cost to the Person or Persons requesting or receiving the same.

                 SECTION 2.12. OPTIONAL REDEMPTION UPON EVENT OF DEFAULT. If an Indenture Event of Default which is also a Event of Default shall have occurred and be continuing, the Owner Trustee may elect to cause a redemption of all, but not less than all, of the Notes then Outstanding by delivering to the Indenture Trustee an Optional Redemption Notice. Upon receipt of such an Optional Redemption Notice, the Indenture Trustee shall promptly give notice to each Holder that all Notes Outstanding will be redeemed in whole on a date selected by the Indenture Trustee (for purposes of a redemption pursuant to this Section 2.12, the Redemption Date in respect thereof) and specified in such notice, which shall be not less than 30 nor more than 45 days subsequent to the date of receipt by the Indenture Trustee of the Owner Trustee's Optional Redemption Notice; provided, however, that, so long as any Note is held by the Pass Through Trustee, such date shall be the first Regular Distribution Date subsequent to the date of receipt by the Holders of notice thereof which would permit the Pass Through Trustee to give at least 20 days prior notice of the corresponding distribution. The Redemption Price with respect to a redemption under this Section 2.12 shall be equal to the aggregate principal amount of the Notes Outstanding on the Redemption Date, together with interest accrued and unpaid thereon to, but not including, the Redemption Date, without premium or other prepayment penalty of any kind if the Indenture Trustee has given the Owner Trustee notice of its intent to accelerate the Notes as required by
Section 4.03(a) but otherwise together with the

Make Whole Premium Amount. The Owner Trustee shall pay or cause to be paid to the Indenture Trustee the Redemption Price on or prior to the Redemption Date.

                 SECTION 2.13. MANDATORY REDEMPTION IN WHOLE. (a) All Notes Outstanding shall be redeemed in full, on the dates hereinafter set forth or referred to, in each of the following circumstances:

                 (i) In connection with the occurrence of an Event of Loss with respect to the Facility if the Lessee is required to purchase the Undivided Interest in accordance with Section 9(b) of the Lease;

                (ii) In connection with the sale of the Undivided Interest on the Termination Date as a result of Lessee's exercise of its early termination rights contained in Section 15 of the Lease;

               (iii) In connection with the Lessee's exercise of its Early Purchase Option as provided in Section 14(1) of the Lease; and

                (iv) In connection with Lessee's election to terminate the Lease and purchase the Facility in accordance with the second sentence of Section 8(h) of the Lease.

                 Following receipt by the Indenture Trustee of notice of the applicable redemption in the manner prescribed by the Lease, the Indenture Trustee shall promptly give notice to each Holder that all Notes Outstanding hereunder will be redeemed on the applicable Redemption Date, determined as provided in the second succeeding sentence. Failure by the Indenture Trustee to receive any notice or to give to each Holder a notice shall not, if all conditions to the relevant redemption set forth in the Transaction Documents have otherwise been satisfied, render the Notes not subject to redemption, and if all such other conditions have been satisfied, the Notes shall be redeemed and the Indenture Trustee shall take the actions specified in Section 9.01 hereof on the applicable Redemption Date with respect to the release of the Lien of this Indenture and the Deed of Trust. For purposes of any redemption contemplated by this Section 2.13, (x) the Redemption Date shall be (I) in the case of a redemption contemplated by clause (i), the Rent Payment Date on which Stipulated Loss Value is payable under Section 9(b) of the Lease, (II) in the case of a redemption contemplated by clause (ii), the Termination Date, (III) in the case of a redemption due to the Lessee's exercise of its Early Purchase Option, the Early Buy-Out Date or (IV) in the case of a redemption contemplated by clause (iv), the date specified in such redemption notice and (y) the Redemption Price shall be equal to the sum of (A) the aggregate principal amount of the Notes outstanding on the applicable Redemption Date, together with interest accrued and unpaid thereon to, but not including, such Redemption Date and (B) unless otherwise provided pursuant to the provisions of the Notes outstanding, in the case of a redemption of the type contemplated by clause
(ii), (iii) or (iv) of the first sentence of this Section 2.13 which occurs prior to the Early Buy-Out Date, the Make Whole Premium Amount determined as at the applicable Redemption Date, but without premium or other prepayment penalty of any kind in the case of a redemption of the type contemplated by clause (i) of this Section 2.13 or any other redemption occurring on or after the Early Buy-Out Date.

                 (b) Notwithstanding any provision hereof or of any other Transaction Document to the contrary, in the event that for any reason the Lease is not terminated in the manner contemplated by clauses (i), (iii) and
(iv) of paragraph (a) of this Section 2.13 on the date provided for in the Lease, the Notes outstanding hereunder shall not be redeemed and no Indenture Default or Indenture Event of Default shall occur as a result of such redemption failing to occur.

                 SECTION 2.14.  OPTIONAL REDEMPTION RELATING TO A REFUNDING.
(a) Subject to the provisions of paragraph (b) of this Section 2.14, all Notes outstanding hereunder shall be redeemed, in whole but not in part, in connection with a refunding contemplated by Section 14 of the Participation Agreement. In accordance with the terms of the Refunding Agreement entered into with respect to such a refinancing, the Indenture Trustee shall give notice to each Holder that all Notes outstanding hereunder will be redeemed in whole on the Refunding Date (for purposes of this Section 2.14, the Redemption
Date). The Redemption Price with respect to any redemption contemplated by this Section 2.14 shall be in an amount equal to the aggregate principal amount of the Notes outstanding hereunder on the Redemption Date, together with interest accrued and unpaid thereon to, but not including, the applicable Redemption Date, together with, unless such Redemption Date occurs on or after the Early Buy-Out Date or unless otherwise provided in the form of Notes outstanding, the Make Whole Premium Amount determined as of such Redemption Date.

                 (b) Notwithstanding any provision hereof or of any other Transaction Document to the contrary, in the event that a refunding transaction of the type referred to in paragraph (a) of this Section 2.14 shall not for any reason be consummated, the Notes outstanding hereunder shall not be redeemed, and no Indenture Default or Indenture Event of Default shall occur as a result of such a transaction not being so consummated.

                 SECTION 2.15. SUPPLEMENTAL FINANCING NOTES. (a) The Owner Trustee and the Indenture Trustee shall, at the request of the Lessee, at any time and from time to time, so long as no Indenture Event of Default that constitutes an Event of

Default has occurred and is continuing and subject to the conditions and restrictions contained in this Indenture (including, without limitation, this Section 2.15 and Section 8.01 hereof) and Section 8(g) of the Lease, except that the provisions of clauses (1), (5) and (6) of the proviso to the fourth sentence of such Section 8(g) may be waived by the Owner Trustee, execute and deliver an Indenture Supplement providing for the creation of Supplemental Financing Notes in connection with any Supplemental Financing of any Modification and subjecting such Modification to the Lien of this Indenture and of the Deed of Trust. Such Indenture Supplement shall set forth:

                 (1) the maximum principal amount of such Supplemental Financing Notes;

                 (2) the text of such Supplemental Financing Notes (which, except for the terms of payment thereof, shall be of substantially the same tenor and effect as the text of the Notes then outstanding set forth in this Indenture, with such changes as are consistent with and permitted by this Indenture);

                 (3) the date of maturity of such Supplemental Financing Notes (which shall not be later than the date of expiration of the Basic Lease Term);

                 (4) the rate of interest on such Supplemental Financing Notes and the date from which, and the date or dates on which, interest is payable (which shall be Interest Payment Dates);

                 (5) the terms for the repayment of the principal amount of such Supplemental Financing Notes (each regularly scheduled payment of principal to occur on a Principal Payment Date or Interest Payment
         Date);

                 (6) the terms, if any, as to prepayment or redemption of such Supplemental Financing Notes at the option of the Owner Trustee, and as to the premium, if any, payable on any redemption or prepayment of such Supplemental Financing Notes;

                 (7) any other particulars necessary to describe and define such Supplemental Financing Notes within the terms and limitations of this Indenture and of all other Notes then outstanding; and

                 (8) any other terms and agreements in respect thereof provided or permitted by this Indenture or necessary to specify the terms and conditions on which such Supplemental Financing Notes shall be issued.

                 (b)  Notwithstanding any other provision set forth in this
Section 2.15, no Supplemental Financing Notes may be issued without the consent of a Majority in Interest of Holders of the Notes if (i) the Weighted Average Life to Maturity of such Supplemental Financing Notes as of the date of issuance of such Supplemental Financing Notes would be shorter than that of the Notes then outstanding; (ii) such Supplemental Financing Notes would be issued for an amount less than 100% of face amount thereof; (iii) such Supplemental Financing Notes would benefit from collateral security, guarantees, indemnity rights or other support or rights in excess of, or greater than, that securing, supporting or applicable to the Notes then outstanding; or (iv) the conditions set forth in paragraph (e) of this Section 2.15 have not been satisfied.

                 (c) At any time or from time to time after the execution and delivery by the Owner Trustee of an Indenture Supplement creating Supplemental Financing Notes in accordance with Section 2.15(a) hereof, the Owner Trustee may execute and deliver to the Indenture Trustee such Supplemental Financing Notes in an aggregate principal amount not exceeding the amount which is permitted by such Indenture Supplement, and the Indenture Trustee shall authenticate and deliver such Notes to or upon the written order of the Owner Trustee after (i) compliance by the Owner Trustee with this Section 2.15, (ii) receipt by the Indenture Trustee of an amount in cash equal to 100% of the aggregate principal amount of such Supplemental Financing Notes and (iii) receipt by the Indenture Trustee of the documents referred to below:

                 (1) A Lease Supplement, duly authorized, executed and delivered by the Lessee and the Owner Trustee, providing for adjustments in Rent, Stipulated Loss Value, Termination Value and (if applicable) the Early Buy-Out Price under the Lease required to ensure that payments of such amounts will be adequate to provide for payments required hereunder and under the Notes, after giving effect to the issuance of such Supplemental Financing Notes, together with such instruments of conveyance, assignment and transfer, if any, reasonably necessary to subject such Lease Supplement to the Lien of this Indenture and of the Deed of Trust and to perfect such Lien subject to no Liens other than Permitted Liens, and evidence as to the due recording or filing of each thereof or of financing or similar statements with respect thereto;

                 (2) such instruments of conveyance, assignment and transfer (including, without limitation, contractors' waivers) duly executed and delivered by the respective parties thereto, and such evidence of the due filing thereof or of financing statements with respect thereto, as may be required to convey to the Owner Trustee all property included in such Modification and to subject such property to the Lien of this Indenture and of the Deed of Trust, subject to no Liens other than Permitted Liens;

                 (3) originals or certified copies of all Governmental Actions (if any) necessary for the due and valid issue of such Supplemental Financing Notes, the due and valid authorization, execution, delivery and performance by the Owner Trustee of the Indenture Supplement relating thereto, and the due and valid authorization, execution, delivery and performance by the Lessee and the Owner Trustee of the Lease Supplement and the creation of the Lien referred to above, all of which Governmental Actions shall have been duly obtained and shall be in full force and effect;

                 (4) documentation, duly executed and delivered by the respective parties thereto whereby the proposed Holder of the Supplemental Financing Notes agrees to be bound by the terms of the Transaction Documents; and

                 (5) legal opinions covering the matters referred to above and opining as to the continued priority of the Lien of this Indenture and of the Deed of Trust in and to the Indenture Estate, subject only to Permitted Liens.

                 (d) The Indenture Trustee may release the cash proceeds received by it from the issuance of Supplemental Financing Notes pursuant to
Section 2.15(c) hereof to provide funds to pay the costs of or to reimburse one or more Persons for the payment of the Lessor's Share of the costs of the relevant Modification, in an amount not exceeding the Fair Market Value of such Modification, as certified to by an Officers' Certificate of the Lessee (which Certificate shall be delivered to the Owner Trustee and the Indenture Trustee). Such Officers' Certificate shall also state (w) that construction of such Modification has been substantially completed in good and workmanlike manner in conformity with good construction and engineering practice; (x) that such construction has been completed in accordance with, and the operation of such Modification as then constructed will not violate, any Applicable Law (other than immaterial violations that, in any case or in the aggregate, (i) do not prevent or interfere with the continued satisfactory operation of such Modification or the Facility as a whole or (ii) will not result in the imposition of penalties on the Owner Trustee, the Indenture Trustee or any Holder of a Note); (y) that such Modification has been reasonably tested to establish that such Modification is capable of performing its intended function, and that such testing has not given the Lessee any reason to believe that such Modification will fail to perform such intended function and (z) that the installation and operation of such Modification will not adversely affect in any material respect the value of the Facility or the Undivided Interest, except insofar as any such adverse impact results from a Required Modification.

                 (e) Prior to any issuance of Supplemental Financing Notes hereunder, each of the conditions contained in Section 8(g) of the Lease (other than clauses (1), (5) and (6) of the proviso to the fourth sentence thereof) shall have been satisfied.

                 (f) Notwithstanding any provision hereof or in the Transaction Documents to the contrary, if the conditions to issuance of Supplemental Financing Notes hereinabove referred to in this Section 2.15 are satisfied, no consent to such issuance shall be required from any Holder.


                                  ARTICLE III

              RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM
                           THE TRUST INDENTURE ESTATE

                 SECTION 3.01.  APPLICATION OF CERTAIN PAYMENTS OF RENT.
Each amount of Interim Rent, Basic Rent and Supplemental Rent payable under
Section 3(b)(3) of the Lease with respect to overdue payments of Basic Rent received by the Indenture Trustee from the Owner Trustee or the Lessee, together with any amount received by the Indenture Trustee pursuant to Section
4.02 hereof, shall, except as otherwise provided in Section 3.02, 3.03 or 3.04, be distributed by the Indenture Trustee in the following order of priority:

                 first, so much of such aggregate amount as shall be required to pay in full the principal of, premium, if any, and interest then due on all outstanding Notes shall be distributed to the Persons entitled thereto; and

                 second, the balance, if any, of such aggregate amount remaining thereafter shall be distributed to the Owner Trustee for distribution by it pursuant to the Trust Agreement.

                 SECTION 3.02. EVENT OF LOSS, TERMINATION, REFUNDING, PURCHASE ON EARLY BUY-OUT DATE, ETC. (a) Except as otherwise provided in Section 3.03(a) or 3.04 hereof, but subject to the provisions of Section 9.01 hereof, the aggregate amount of the payment or payments received by the Indenture Trustee at any time on or prior to the applicable Redemption Date in respect of a redemption contemplated by Sections 2.12 (prior to acceleration of the Notes), 2.13 or 2.14 hereof shall be distributed or applied by the Indenture Trustee in the following order of priority:

                 first, so much thereof as shall be required to pay the Indenture Trustee and the Pass Through Trustee all amounts then due and payable to each of them under the Transaction Documents shall be applied to pay the Indenture Trustee and the Pass Through Trustee such amounts;

                 second, so much thereof remaining as shall be required to pay an amount equal to the Redemption Price in respect of a redemption to occur on the applicable Redemption Date, shall be held by the Indenture Trustee as part of the Indenture Estate until applied to the redemption of the Notes on such Redemption Date as provided in Section 3.02(b); and

                 third, the balance thereof, if any, remaining thereafter shall be distributed to the Owner Trustee for distribution by it pursuant to the Trust Agreement.

                 (b) Except as otherwise provided in Sections 3.03(a) and 3.04 hereof, but subject to the provisions of Section 9.01 hereof, in the event the Notes are redeemed in accordance with the provisions of Sections 2.12 (prior to acceleration), 2.13 or 2.14 hereof, the Indenture Trustee will apply on the applicable Redemption Date any amounts then held by it in the Indenture Estate and received by it from or on behalf of the Owner Trustee, including, without limitation, any amounts held by the Indenture Trustee pursuant to clause second of paragraph (a) of Section
3.02 hereof in the following order of priority:

                 first, so much thereof as shall be required to pay the Redemption Price of the outstanding Notes pursuant to Sections 2.13 or
         2.14 hereof, as the case may be, on such Redemption Date shall be applied to pay such amounts and to the redemption of the Notes on such Redemption Date; and

                 second, the balance, if any, thereof remaining shall be distributed to the Owner Trustee for distribution by it pursuant to the Trust Agreement, provided that in the event of a redemption referred to in Section 2.13(i) and 2.13(ii), the balance shall be paid to the Lessee and Lessor, as the case may be, in accordance with Sections 9(d) and 15, respectively, of the Lease.

                 SECTION 3.03. PAYMENT AFTER ACCELERATION OF THE NOTES. (a) Except as otherwise provided in Sections 3.04(b), 3.04(c) and 3.04(d) hereof, all payments received and amounts held or realized (including as a consequence of the exercise of remedies) by the Indenture Trustee after the Notes have been accelerated pursuant to Section 4.03(a) and so long as such acceleration has not been rescinded as provided therein, as well as all payments or amounts then held by the Indenture Trustee as part of the Indenture Estate, shall be promptly distributed by the Indenture Trustee in the following order of priority:

                 first, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee and the Pass Through Trustee for any Tax, Claim, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Indenture Estate pursuant to Section 4.04(b) hereof) incurred by the Indenture Trustee and the Pass Through Trustee (to the extent not previously reimbursed) (including, without limitation, the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee and the Pass Through Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee and the Pass Through Trustee, liquidated or otherwise, upon such Indenture Event of Default) shall be applied by the Indenture Trustee in reimbursement of such expenses;





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                 second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Holders of the Notes for payments made pursuant to Section 5.03 hereof (to the extent not previously reimbursed) shall be distributed to the then existing holders of the Notes ratably, without priority of one or any other, in accordance with the amount of the payment or payments made by each such then existing or prior Holder pursuant to said Section 5.03 and applicable (in the case of each such then existing Holder of a Note) as provided in said Section 5.03 to the Notes held by such existing Holder at the time of distribution by the Indenture Trustee;

                 third, so much of such payments or amounts as shall be required to pay in full all amounts then due in respect of principal of, premium, if any, and interest on the Notes and all other amounts then due and payable in respect of the Notes, shall be distributed to the Holders of the Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then, ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Notes held by each such Holder, and accrued but unpaid interest thereon to the date of distribution, bears to the aggregate unpaid principal amount of all Notes and accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder;

                 fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee for distribution by it in accordance with the provisions of the Trust Agreement.

                 (b) Subject to Sections 3.02, 3.03(a) and 3.04(b),(c) and (d), if, at the time of receipt by the Indenture Trustee of any installment of Basic Rent (whether or not then overdue) or Supplemental Rent, there shall have occurred and be continuing an Indenture Event of Default, then the Indenture Trustee may retain such payments (to the extent the Indenture Trustee is not then required to distribute such amount pursuant to clause "first" of Section 3.01) as part of the Indenture Estate and not otherwise distribute any such payments until the earliest of (i) the first Business Day occurring more than 180 days following (a) in the case of an Indenture Event of Default under Section 4.01(b), the date of the occurrence of such Indenture Event of Default (after giving effect to the grace period set forth in Section 4.01(b)), and (b) in the case of any other Indenture Event of Default, the date on which the Indenture Trustee shall have received notice of such Indenture Event of Default (after giving effect to any applicable grace period), (ii) such time as the Notes shall have been declared, or shall have become, due and payable pursuant to Section 4.03, and (iii) such time as such Indenture Event of Default shall no longer be continuing or have been cured or waived; provided, however, that following an Indenture Event of Default and the lapse of 180 days during which period the Indenture Trustee failed to accelerate the Notes, such Indenture Event of Default shall not thereafter be the basis of a retention of any Basic Rent or Supplemental Rent payment hereunder.


                 SECTION 3.04. CERTAIN PAYMENTS. (a) Except as otherwise provided in this Indenture (including, Section 3.03(b)), any payments received by the Indenture Trustee for which provision as to the application thereof is made in the Lease, the Participation Agreement or any Transaction Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Lease or the Participation Agreement, as the case may be;

                 (b) The Indenture Trustee will distribute promptly upon receipt any indemnity payment received by it from the Lessee in respect of the Indenture Trustee in its individual capacity or any Holder of a Note either pursuant to Section 13 of the Participation Agreement or as Supplemental Rent, directly to the Person entitled thereto.





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





                 (c) Notwithstanding anything to the contrary contained in this Article III, (i) any property insurance proceeds received by the Indenture Trustee in respect of Excepted Payments specified in clause (v) of the definition of Excepted Payments shall be distributed promptly upon receipt by the Indenture Trustee directly to the Person or Persons entitled thereto, and
(ii) any amounts received by the Indenture Trustee in respect of third party bodily injury or property damage shall be promptly paid by the Indenture Trustee to the Person or Persons entitled thereto.

                 (d) Notwithstanding any other provisions of this Indenture, all Excepted Payments shall be paid over to the Person or Persons entitled thereto.

                 SECTION 3.05. OTHER PAYMENTS. Any payments received by the Indenture Trustee for which no provision as to the application thereof is made in this Indenture shall be distributed by the Indenture Trustee (i) to the extent received or realized at any time prior to the payment in full of all obligations to the holders of the Notes secured by the Lien of this Indenture or the Deed of Trust, first, in the manner as provided in clause "first" of
Section 3.03 hereof, second, in the manner provided in Section 3.01 hereof, and
(ii) to the extent received or realized at any time after payment in full of all obligations to the holders of the Notes secured by the lien of this Indenture or the Deed of Trust, in the following order of priority: first, in the manner provided in clause "first" of Section 3.03 hereof, and second, in the manner provided in clause "second" of Section 3.01 hereof.

                 SECTION 3.06. PAYMENTS TO OWNER TRUSTEE OR LESSEE. Any amounts distributed hereunder by the Indenture Trustee to the Owner Trustee or to the Lessee shall be paid to such Person by wire transfer of funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be specified in the Participation Agreement or otherwise designated by notice to the Indenture Trustee from time to time.

                 SECTION 3.07. INVESTMENT OF AMOUNTS HELD BY INDENTURE TRUSTEE. Any monies (including, without limitation, the proceeds of the maturity, sale or other disposition of any Permitted Investment) held by the Indenture Trustee hereunder as part of the Indenture Estate or otherwise as contemplated by the Transaction Documents, until paid out by the Indenture Trustee as herein or therein provided, shall be invested and reinvested in Permitted Investments and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in a written direction of the Lessee (acting as agent of the Owner Trustee); provided that, if an Event of Default shall have occurred and be continuing, such investment, reinvestment and sale shall be directed by the Indenture Trustee, and such Permitted Investments shall be held by the Indenture Trustee in trust as part of the Indenture Estate until so sold; provided, further, that the Lessee shall, so long as no Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Lessee, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment (except to the extent that any of the foregoing are attributable to amounts which would be distributable to the Owner Trustee hereunder or under the Lease, which amounts, together with any such profit, income, interest, dividend or gain thereon, shall, subject to the next succeeding sentence, be paid to the Owner Trustee). If the Notes have been accelerated pursuant to Section 4.03(a) and such acceleration has not been rescinded or if any Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof or of the Transaction Documents pursuant to which such amounts were required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 3.07, except as a result of its wilful misconduct or gross negligence.


                                   ARTICLE IV

                          INDENTURE EVENTS OF DEFAULT;
                         REMEDIES OF INDENTURE TRUSTEE

                 SECTION 4.01. INDENTURE EVENTS OF DEFAULT. Indenture Event of Default means any of the following events (whatever the reason for such Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) any Event of Default (other than in respect of any Excepted Payment); or

                 (b) the failure of the Owner Trustee to pay any amount of principal of, Make Whole Premium Amount, if any, or interest on any Note within five Business Days after the same shall become due under such Note; or

                 (c) any representation or warranty made by the Owner Participant in the Participation Agreement or by any Person guaranteeing the obligations of the Owner Participant under the Transaction Documents in any applicable guarantee or similar agreement or the Owner Trustee herein or in the Participation Agreement shall prove to have been false or incorrect in any material respect when any such representation or warranty was made or given and shall remain a misrepresentation or breach of warranty which is material and adverse to the Holders of the Notes or to their interest or interests in the Indenture Estate at the time at which such misrepresentation or breach of warranty is brought or comes to the attention of the Indenture Trustee; provided, however, that such misrepresentation or breach of warranty shall not be an Indenture Event of Default unless all consequences thereof shall not be cured within 60 calendar days after written notice of such misrepresentation or breach of warranty is given to the Owner Trustee and the Owner Participant by the Indenture Trustee; or

                 (d) any failure by the Owner Trustee to observe or perform any covenant or obligation of the Owner Trustee under Section 8(b) of the Participation Agreement or any failure by the Owner Participant to observe or perform any covenant or obligation of the Owner Participant under Section 7(b) of the Participation Agreement which is to or for the benefit of the Indenture Trustee or the Holder of any Note and is not remedied within a period of 60 calendar days after notice thereof has been given to the Owner Trustee and the Owner Participant by the Indenture Trustee; provided that if such failure to comply cannot be cured by the payment of money within such 60 day period, such failure to comply shall not be an Indenture Event of Default hereunder so long as the Owner Trustee or the Owner Participant, as the case may be, is diligently pursuing the cure thereof (but such period may not exceed 360 days); or

                 (e) either the Trust Estate or the Owner Trustee with respect thereto (and not in their individual capacities) shall (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement of any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or (iv) take corporate or comparable action for the purpose of any of the foregoing; or





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




                 (f) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Trust Estate or the Owner Trustee with respect thereto (and not in their individual capacities), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or of liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Trust Estate or the Owner Trustee with respect thereto (and not in their individual capacities), or if any petition for any such relief shall be filed against the Trust Estate or the Owner Trustee with respect thereto (and not in their individual capacities) and such petition shall not be dismissed within 90 calendar days or the order shall be unstayed and remain in effect of a period of 90 calendar days.

                 SECTION 4.02. CERTAIN RIGHTS. In the event of the occurrence of any Event of Default which relates to a default by the Lessee in the payment of any Interim or Basic Rent due under the Lease, the Owner Trustee (upon instructions of the Owner Participant) may, at any time prior to the date which is 15 Business Days after written notice of such Event of Default has been provided by the Indenture Trustee to the Owner Trustee and the Owner Participant, without the consent or concurrence of the Indenture Trustee or any Holder of Notes, pay, as provided in Section 2.06 hereof, for application in accordance with Section 3.01 hereof a sum equal to the amount of all (but not less than all) principal and interest as shall then be due and payable on the Notes. In the event of the occurrence of any Event of Default which relates to a default by the Lessee in any obligation under the Lease other than the payment of Interim or Basic Rent, the Owner Trustee (upon instructions of the Owner Participant) may, at any time prior to the date which is 15 Business Days after written notice of such Event of Default has been provided by the Indenture Trustee to the Owner Trustee and the Owner Participant, without the consent or concurrence of the Indenture Trustee or any Holder of any Note, exercise the Lessor's rights under Section 20 of the Lease to perform such obligation on behalf of the Lessee. Solely for the purpose of determining whether there exists an Indenture Event of Default for purposes of this Indenture, (a) any timely payment by the Owner Trustee pursuant to, and in compliance with, the first sentence of this Section 4.02 shall be deemed to remedy any default by the Lessee in the payment of Interim Rent or Basic Rent theretofore due and payable and to remedy any default by the Owner Trustee in the payment of any amount due and payable under the Notes or hereunder in respect of such Interim Rent or Basic Rent, and (b) any timely performance by the Owner Trustee of any obligation of the Lessee under the Lease pursuant to, and in compliance with, the second sentence of this Section 4.02 shall be deemed to remedy (but solely for the purposes of this Indenture) any Lease

Default to the same extent that like performance by the Lessee itself would have remedied such Default (but the same shall not relieve the Lessee of its duty to pay all Rent and perform all of its obligations pursuant to the Lease). In such event the Owner Participant shall (to the extent of any such payments made by the Owner Trustee) be subrogated to the rights of the Holders of the Notes hereunder to receive the relevant payment of Interim Rent or Basic Rent from the Indenture Trustee, and the payment of interest on account of such Rent being overdue, and shall be entitled to receive such payment upon receipt thereof by the Indenture Trustee; provided, that the Notes have not been accelerated pursuant to Section 4.03. Notwithstanding the foregoing, this
Section 4.02 shall not apply with respect to any default in the payment of Interim Rent or Basic Rent due under the Lease, if the Lessee itself shall have theretofore failed to pay Interim Rent or Basic Rent in the manner required under the Lease on (i) each of the three Rent Payment Dates immediately preceding the date of such default or (ii) a total of six Rent Payment Dates. The Indenture Trustee shall not exercise any remedies hereunder or under the Lease during any period in which the Owner Trustee may cure a default by the Lessee under the Lease as provided in this Section 4.02.

                 SECTION 4.03. REMEDIES. (a) If an Indenture Event of Default shall have occurred and be continuing, then and in every such case after the expiration of any applicable cure period provided for in Section 4.02 and, in the case of an Indenture Event of Default which is also an Event of Default, upon the giving of ten (but not more than thirty) Business Days prior notice thereof to the Owner Trustee and the Owner Participant stating that it is the intention of the Indenture Trustee or the Majority in Interest of the Holders of the Notes to terminate the Lease, commence an action to dispossess the Lessee from its leasehold estate in the Undivided Interest or exercise comparable remedies under the Lease, the Indenture Trustee may at any time, and, upon instructions from the Majority in Interest of the Holders of the Notes, will, by written notice or notices to the Owner Trustee and the Owner Participant, declare all the Notes to be due and payable, whereupon the unpaid principal of all Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder and hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if prior to such declaration the Owner Trustee delivers an Optional Redemption Notice exercising its right to redeem the Notes under Section 2.12 of the Indenture, the Indenture Trustee's right to declare all the Notes to be due and payable as herein provided shall be suspended until the Redemption Date provided for in
Section 2.12. In the event that after an Event of Default the Owner Trustee has declared the Lease to be in default and all amounts payable under Section 17(a)(3)(iii) of the Lease have been received by the Indenture Trustee, all of the Notes will be deemed to have been declared due and payable. If at any time after the principal of the Notes shall have been (or deemed to have been) declared so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Notes and all other amounts payable under the Notes (except the principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other Indenture Event of Default with respect to any covenant or provision of this Indenture shall have been cured, then and in every case such a Majority in Interest of Holders of the Notes may (but shall not be obligated to), by written instrument filed with the Indenture Trustee, rescind and annul the Indenture Trustee's declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Indenture Event of Default or impair any right consequent thereon or require any holder to repay any amount received as a result of such declaration.

                 (b) If the Notes have been accelerated as provided in Section 4.03(a) and so long as such acceleration is not rescinded, then and in every such case the Indenture Trustee may, consistent with the provisions of this
Section 4.03(b), and without any requirement for prior notice to the Owner Trustee or the Owner Participant of the Indenture Trustee's intent to exercise any remedy provided for hereunder (except to the extent expressly provided for herein), exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV as well as those which are available to a secured party under the Uniform Commercial Code, to a beneficiary under a Deed of Trust or under other Applicable Law or in equity and, in the event there then exists an Event of Default referred to in paragraph (a) of Section
4.01 hereof, any and all of the remedies pursuant to Section 17 of the Lease and all of the rights and remedies of a lessor under Applicable Law and may take possession of all or any part of the properties covered or intended to be covered by the lien and security interest created hereby or pursuant hereto and may, subject to the provisions of this Indenture, exclude the Owner Trustee and all Persons claiming under any of them wholly or partly therefrom and sell, assign or otherwise transfer all or any part thereof or interest therein, free and clear of the interest of the Owner Trustee, at public or private auction, with thirty calendar days' prior notice to the Owner Participant and the Owner Trustee and at such prices and in such manner and on such terms as may be deemed appropriate by the Indenture Trustee, or the Indenture Trustee may cause foreclosure of the Deed of Trust by exercise of the power of sale or other remedies available thereunder in accordance with Applicable Law. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Undivided Interest available to it, even though it shall not have taken possession of the Undivided Interest and shall not have possession thereof at the time of such sale. The foregoing provisions of this Section 4.03(b) are subject to the condition that, so long as an Indenture Event of Default that has occurred and is continuing is an Event of Default, the Indenture Trustee may not proceed to foreclose the Lien of this Indenture or exercise any of its other remedies hereunder or under the

Deed of Trust, unless it shall (to the extent it has not already done so), declare the Lease to be in default (it being understood and agreed that the delivery by the Indenture Trustee of a notice of termination to the Lessee under such Section 17 of the Lease will be sufficient for such purpose) and commence the exercise of remedies under Section 17 thereof to terminate the Lease, dispossess the Lessee of its leasehold estate in the Undivided Interest or take comparable action contemporaneously therewith (which actions have not been stayed by any bankruptcy or similar proceedings with respect to the Lessee).

                 (c) Any Holder of the Notes shall be entitled, at any sale pursuant to Section 17(a) of the Lease or Section 4.03(b) hereof, to credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder and secured by the lien of this Indenture.

                 SECTION 4.04. RETURN OF INDENTURE ESTATE. (a) After an acceleration of the Notes as provided herein, at the request of the Indenture Trustee the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the property included in the Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee, and (ii) to the extent permitted by Applicable Law, pursue all or part of such property wherever such property may be or is supposed to be and search for such property and take possession of and remove such property. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the lien of this Indenture.

                 (b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, sell, transfer, operate, store, lease, control, manage or dispose of the Indenture Estate and to carry on the business and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the sale, transfer, maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Indenture Estate or any part thereof as the Indenture Trustee may determine; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Indenture Estate and every part thereof, except Excepted Payments, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the sale, transfer, maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

                 SECTION 4.05. REMEDIES CUMULATIVE. Each and every right, power and remedy given to the Indenture Trustee specifically or otherwise in this Indenture or in the Deed of Trust shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Lessee or to be an acquiescence therein.

                 SECTION 4.06. DISCONTINUANCE OF PROCEEDINGS. In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, exercise of the power of sale under the Deed of Trust, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trustee, the Indenture Trustee and the

Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee shall continue as if no such proceedings had been instituted.

                 SECTION 4.07. WAIVER OF PAST DEFAULTS. Upon written instructions from a Majority in Interest of Holders of the Notes, the Indenture Trustee shall waive any past default hereunder and its consequences and upon any such waiver such default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided, however, that the Indenture Trustee shall not, in the absence of written instructions from the holders of all Notes then outstanding, waive any default in the payment of the principal of, premium, if any, or interest on, or other amounts due under, any Notes then outstanding hereunder or in respect of a covenant or provision hereof which, under Article IX hereof, cannot be modified or amended without the consent of each Holder of a Note then outstanding.


                                   ARTICLE V

                        DUTIES OF THE INDENTURE TRUSTEE
                          AND RIGHTS OF OWNER TRUSTEE

                 SECTION 5.01. NOTICE OF INDENTURE EVENT OF DEFAULT; CERTAIN DUTIES AND RESPONSIBILITIES. In the event the Indenture Trustee shall have knowledge of an Indenture Event of Default or an Indenture Default, the Indenture Trustee shall give prompt written notice thereof to the Owner Participant, the Lessee, the Holders and the Owner Trustee. Subject to the terms of this Indenture, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Indenture Event of Default or Indenture Default (including with respect to the exercise of any rights or remedies hereunder) as the Indenture Trustee shall be instructed in writing by the Majority in Interest of Holders of the Notes. Subject to the provisions of Section 5.03 hereof, if the Indenture Trustee shall not have received instructions as above provided, the Indenture Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this
Section 5.01, take such action, or refrain from taking any such action, but shall be under no duty to take or refrain from taking any action, with respect to such Indenture Default or Indenture Event of Default as it shall determine to be advisable and in the best interests of the Holders of the Notes. In the event the Indenture Trustee shall at any time exercise any remedies pursuant to
Section 17 of the Lease or shall elect to foreclose or otherwise enforce this Indenture, the Indenture

Trustee shall forthwith notify the Owner Participant, the Holders of the Notes, the Owner Trustee and the Lessee. For all purposes of this Indenture, in the absence of actual knowledge on the part of an officer in its Corporate Trust Services Division, the Indenture Trustee shall not be deemed to have knowledge of an Indenture Event of Default or an Indenture Default (except the failure of the Lessee to pay any installment of Interim Rent or Basic Rent under the Lease within one Business Day after the same shall become due, shall constitute knowledge of an Indenture Event of Default for purposes of the first sentence of this Section 5.01) unless notified in writing by the Lessee, the Owner Trustee or one or more Holders of Notes.

                 SECTION 5.02. ACTION UPON INSTRUCTIONS: DELIVERY OF WRITTEN INSTRUCTIONS TO OWNER TRUSTEE. (a) Subject to the terms of Sections 4.07,
5.03 and 5.07 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Holders of the Notes, the Indenture Trustee shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Transaction Document or in respect of any part or all of the Indenture Estate as shall be specified in such instructions and permitted under the Transaction Documents and Applicable Law; (ii) take such action with respect to, or to preserve or protect, the Indenture Estate (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Indenture; and (iii) take such other action in respect of the subject matter of this Indenture as is consistent with the terms hereof and the other Transaction Documents.

                 (b) If any Event of Default shall have occurred and be continuing and the Notes have been accelerated as provided herein, on request of a Majority in Interest of Holders of the Notes, the Indenture Trustee shall, subject to any representations, agreements or limitations herein expressly stated, exercise such remedies under Section 17 of the Lease as shall be specified in such request.

                 (c) The Indenture Trustee will execute and file or cause to be filed such financing and continuation statements and such other documents with respect to this Indenture, supplements hereto and the security interest created hereunder or pursuant hereto in the Indenture Estate as may be specified from time to time in written instructions of a Majority in Interest of Holders of the Notes (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed).

                 (d) Except during the continuance of an Indenture Event of Default, (1) the Indenture Trustee undertakes to perform such duties as are specifically set forth in





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this Indenture, and no implied covenants or obligations shall be read into this
Indenture against the Indenture Trustee; and (2) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they so conform to the requirements of this Indenture. In the event that an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that (A) the foregoing shall not be construed to limit the effect of the first sentence of this paragraph (d) and (B) the Indenture Trustee shall not be liable for any error of judgment made in good faith by any officer in its Corporate Trust Services Division or any of its other officers customarily performing functions similar to those persons who at the time shall be such officers, unless it shall be established that the Indenture Trustee was negligent in ascertaining the pertinent facts.

                 SECTION 5.03. INDEMNIFICATION. The Indenture Trustee shall not be required to take any action or refrain from taking any action under
Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV hereof unless the Indenture Trustee shall have been indemnified against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith. The Indenture Trustee shall not be under any obligation to take any action under this Indenture and nothing in this Indenture contained shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Transaction Documents, or is otherwise contrary to law.

                 SECTION 5.04. NO DUTIES EXCEPT AS SPECIFIED IN INDENTURE OR INSTRUCTIONS AND MAINTENANCE OF PAYMENT ACCOUNT. The Indenture Trustee shall not





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




have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Facility or any part of the Facility, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture or any part of the Indenture Estate, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions as provided in this Indenture; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee. First Chicago agrees that it will, in its individual capacity and at its own cost and expense (and without any right of indemnity in respect of any such cost or expense) promptly take such action as may be necessary to duly discharge all liens and encumbrances on any part of the Indenture Estate which result from claims against it in its individual capacity not related to the Indenture Trustees' interest in the Indenture Estate or the administration of the Indenture Estate or any other transaction pursuant to this Indenture or any document included in the Indenture Estate.

                 SECTION 5.05. NO ACTION EXCEPT UNDER LEASE, INDENTURE OR INSTRUCTIONS. The Indenture Trustee agrees that it will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Facility or any other part of the Indenture Estate except (i) as required or permitted by the terms of the Lease or (ii) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture and in accordance with the express terms hereof.

                 SECTION 5.06. FURNISHING OF NOTICES. The Indenture Trustee will furnish to each Holder of a Note, promptly upon receipt thereof, a duplicate or copy of each report, notice, request, demand, instruction, certificate, financial statement, opinion or other instrument furnished to the Indenture Trustee hereunder, under any other Transaction Document or in connection with the Indenture Estate, unless the Indenture Trustee has reasonable cause to believe (based on the face of such document or otherwise) that such document has already been so distributed.

                 SECTION 5.07.  CERTAIN RIGHTS OF OWNER TRUSTEE.
Notwithstanding any other provisions of this Indenture, including the Granting Clause hereof (except as expressly provided in paragraph (b) of this Section 5.07):

                 (a) at all times the Owner Trustee shall have the right, together with the Indenture Trustee, to receive from the Lessee all notices, certificates, opinions of counsel and other documents and all information which any Person is permitted or required to give or furnish to the Owner Trustee or the Lessor pursuant to any Transaction Document and to inspect any of the properties of the Lessee as permitted by Section 8(b) or 8(j) of the Lease:





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




                 (b) at all times the Owner Trustee shall have the right to perform all covenants and obligations on behalf of the Lessee pursuant to Section 20 of the Lease (it being understood that such performance will cure an Indenture Event of Default only to the extent set forth in Section 4.02 hereof and that Interim Rent or Basic Rent cure payments by the Owner Trustee shall be applied as provided in Article III hereof for the payment of such rent);

                 (c) the Owner Trustee and the Owner Participant shall have the exclusive right to make all decisions and take all actions required to be made or taken by the Lessor with respect to the adjustments contemplated in Section 3(e) and 3(f) of the Lease, subject to compliance with Section 3(g) of the Lease;

                 (d) so long as the Notes have not been accelerated as provided in Section 4.03(a), the Owner Trustee may exercise, to the exclusion of the Indenture Trustee, all rights conferred on the Lessor by Sections 5, 13, 14 and 15 of the Lease (other than with respect to the receipt of funds payable by the Lessee in respect thereof);

                 (e) so long as no Indenture Event of Default (other than an Indenture Event of Default which is also an Event of Default) shall have occurred and be continuing, the Owner Trustee shall have the right, as Lessor, but not to the exclusion of the Indenture Trustee to enforce the performance of the covenants of the Lessee under the Lease, to declare the Lease in default pursuant to Section 17 thereof and to exercise the remedies of the Lessor pursuant to Section 17(a)(3)(iii) of the Lease;

                 (f) so long as no Indenture Event of Default (other than an Indenture Event of Default which is also an Event of Default) shall have occurred and be continuing, the Owner Trustee shall exercise all rights, elections and options of the Lessor but not to the exclusion of the Indenture Trustee to make any decision or determination and to give any notice, consent or approval with respect to the Lease or any Granting Clause Document; and

                 (g) at all times, the Owner Trustee shall have the right, to the exclusion of the Indenture Trustee, to receive and enforce the payment of Excepted Payments due and payable to it.





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




                                   ARTICLE VI

                  THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

                 SECTION 6.01. COVENANTS OF OWNER TRUSTEE. The Owner Trustee hereby covenants and agrees as follows:

                 (a) it will duly and punctually pay the principal of and interest on and other amounts due under the Notes and hereunder in accordance with the terms of the Notes and this Indenture;

                 (b) in the event an officer in the Department of the Owner Trustee shall have actual knowledge of an Indenture Event of Default, an Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default, Indenture Default or Event of Loss to the Indenture Trustee, the Lessee and the Owner Participant;

                 (c) the Owner Trustee will furnish to the Indenture Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease, to the extent that the same shall not have been furnished to the Indenture Trustee pursuant to the Lease;

                 (d) except with the consent of the Indenture Trustee or in connection with any Refunding, and except as provided in Section 2.15 hereof or as is necessarily incidental to the administration of the Trust Estate, it will not contract for, create, incur, assume or suffer to exist any Debt on behalf of the Trust Estate, and will not on behalf of the Trust Estate guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other Person;

                 (e) it will not, on behalf of the Trust Estate, enter into any business or other activity other than the business of owning the Undivided Interest, the leasing thereof to the Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, and the Trust Agreement and the other Transaction Documents; and

                 (f) it will execute and deliver Indenture Supplements and related Uniform Commercial Code financing statements and fixture filings (and cause





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




         the filing thereof) promptly upon it acquiring title to any Modification, all of which Indenture Supplements and statements and filings shall be in appropriate form to subject such Modification to the Lien of this Indenture and the Deed of Trust.

                 (g) The Owner Trustee agrees to pay over to the Indenture Trustee for distribution in accordance with Section 3.04(b) hereof any and all amounts actually received by the Owner Trustee in respect of indemnity amounts paid by the Lessee in respect of its obligations to the Indenture Trustee in its individual capacity or the Holders pursuant to Section 13 of the Participation Agreement.

                 SECTION 6.02. ACCEPTANCE OF TRUSTS AND DUTIES. The Indenture Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all monies constituting part of the Indenture Estate in accordance with the terms hereof. The Owner Trustee and the Indenture Trustee shall not be answerable or accountable under any circumstances, except (a) for their own willful misconduct or gross negligence, (b) in the case of the Indenture Trustee, as provided in Section 2.04 hereof or in the last sentence of Section 5.04 hereof, or in respect of the first sentence of Section 5.01 hereof or Section 7.03(b) hereof, or (c) for liabilities that may result, in the case of the Owner Trustee, from the inaccuracy of any representation or warranty or breach of any covenant of Shawmut Bank Connecticut, National Association made in its individual capacity in the Participation Agreement or this Indenture or, in the case of the Indenture Trustee, from the inaccuracy of any representation or warranty of the Indenture Trustee in the Participation Agreement or any other document relating hereto. Neither the Owner Trustees nor the Indenture Trustee shall be liable for any action or inaction of any other one of such parties.

                 SECTION 6.03. ABSENCE OF DUTIES. In the case of the Indenture Trustee, except in accordance with written instructions furnished pursuant to Section 5.01 or 5.02 hereof, and except as provided in, and without limiting the generality of, Sections 2.04, 2.15, 5.01, 5.02, 5.03, 5.04 and
5.06 hereof and, in case of the Owner Trustee, except as provided in Sections
2.15 and 6.01 hereof and in Section 8(b) of the Participation Agreement, the Owner Trustee and the Indenture Trustee shall have no duty (i) to see to any recording or filing of the Lease or this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Facility or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Trust Estate or the Indenture Estate, (iv) to confirm, verify or inquire into the failure to receive any financial statements of the Lessee or (v) to inspect the Facility at any time or ascertain or inquire as to the performance or observance of any of the





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




Lessee's covenants under the Lease with respect to the Facility.
Notwithstanding any provision hereof or of any other Transaction Document, neither the Owner Participant nor the Lessee shall have any duty or responsibility under this Indenture, including, without limitation, any of the duties referred to in clauses (i) through (v) of the preceding sentence.

                 SECTION 6.04. NO REPRESENTATIONS OR WARRANTIES AS TO FACILITY OR DOCUMENTS. NEITHER THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE FACILITY OR ANY COMPONENT THEREOF, AS TO ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE FACILITY OR ANY COMPONENT THEREOF WHATSOEVER, except for the representations and warranties of the Owner Trustee or Shawmut Bank Connecticut, National Association, contained in Section 8(b)(i) of the Participation Agreement. Neither the Owner Trustee nor the Indenture Trustee makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Deed of Trust, the Trust Agreement, the Participation Agreement, the Notes, the Lease or any Purchase Document or as to the correctness of any statement contained in any thereof, except for the representations and warranties of Shawmut Bank Connecticut, National Association made in its individual capacities in this Indenture or the Participation Agreement. Neither the Owner Participant nor the Lessee makes, or shall be deemed to have made, any representation or warranty hereunder whatsoever.

                 SECTION 6.05.  NO SEGREGATION OF MONIES;  NO INTEREST.
Subject to Sections 3.07 and 10.01 hereof, any monies paid to or retained by the Indenture Trustee pursuant to any provision hereof and not then required to be distributed to the Holders of the Notes, the Lessee or the Owner Trustee as provided in Article III hereof need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Indenture Trustee shall not be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof; and provided, further, however, that any moneys held by the Indenture Trustee under Sections 3.07 or 10.01 hereof (including the proceeds of Permitted Investments, in the case of Section 3.07 hereof) shall be segregated and separately accounted for, held upon the trusts therein set forth and otherwise applied as contemplated thereby.

                 SECTION 6.06. RELIANCE; AGENTS; ADVICE OF COUNSEL. Neither the Owner Trustee or the Indenture Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee and the Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid principal amount of Notes outstanding as of any date, the Owner Trustee may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Indenture Trustee. As to any fact or matter relating to the Lessee the manner of ascertainment of which is not specifically described herein, the Owner Trustee and the Indenture Trustee may for all purposes hereof rely on an Officers' Certificate of the Lessee, as to such fact or matter, and such Certificate shall constitute full protection to the Owner Trustee and the Indenture Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Owner Trustee is authorized by the Trust Agreement to enter into this Indenture and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trust hereunder, the Owner Trustee and the Indenture Trustee each may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Indenture Estate, consult with counsel, accountants and other skilled persons to be selected and retained by them, and the Owner Trustee and the Indenture Trustee shall not, except as otherwise expressly provided herein or in the Participation Agreement, be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

                 SECTION 6.07. CAPACITY IN WHICH ACTING. Each of the Owner Trustee and the Indenture Trustee acts hereunder solely as trustees as provided herein, and, in the case of the Owner Trustee, as provided in the Trust Agreement, and not in their respective individual capacities, except as otherwise specified herein or therein.

                 SECTION 6.08. COMPENSATION. The Indenture Trustee shall be entitled to reasonable compensation, including expenses and disbursements (including reasonable attorneys' fees and expenses), for all services rendered hereunder and shall have a priority claim on the Indenture Estate for the payment of such compensation, to the extent that such compensation shall not be paid by the Lessee, and shall have the right to use or apply any monies held by it hereunder in the Indenture Estate toward such payments. The Indenture Trustee agrees that it shall have no right against the Holders of the Notes or the Owner Participant for any fee as compensation for its services as trustee under this Indenture.


                                  ARTICLE VII

                               SUCCESSOR TRUSTEES

                 SECTION 7.01. NOTICE OF SUCCESSOR OWNER TRUSTEE. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or upon any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Lessee, the Indenture Trustee and to the Holders of all Notes at the time Outstanding.

                 SECTION 7.02. RESIGNATION OF INDENTURE TRUSTEE; APPOINTMENT OF SUCCESSOR. (a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 calendar days' prior written notice to the Lessee, the Owner Trustee, the Owner Participant and each Holder of a Note, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, a Majority in Interest of Holders of the Notes may, subject to the written approval of the Lessee, at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Lessee, the Owner Trustee, the Owner Participant, and the Indenture Trustee, and the Owner Trustee shall promptly notify each Holder of a Note thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, a Majority in Interest of Holders of the Notes may, subject to the written approval of the Lessee, appoint a successor Indenture Trustee by an instrument signed by such Holders. If a successor Indenture Trustee shall not have been appointed within 30 calendar days after such notice of resignation or removal, the then current Indenture Trustee, the Lessee or any Holder of a Note may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as above provided within one year from the date of the appointment by such court.

                 (b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Owner Trustee, the Owner Participant, the Lessee and the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee hereunder and in the trusts created hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver to the Owner Trustee, the Owner Participant, the Lessee and the successor Indenture Trustee an instrument transferring to such successor Indenture Trustee upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all monies or other property then held by such predecessor Indenture Trustee hereunder.

                 (c) Any successor Indenture Trustee, however appointed, shall be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof and shall be authorized under such laws to exercise corporate trust powers, and shall have its principal place of business in the State of New York, the State of Illinois or the State of Connecticut and have a combined capital and surplus of at least $100,000,000 (or have a combined capital and surplus in excess of $10,000,000 and its obligations, whether now in existence or hereafter incurred, fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                 (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all of the corporate trust business of the

Indenture Trustee may be transferred, shall, subject to the terms of paragraph
(c) of this Section, be the Indenture Trustee under this Indenture without further act.

                 (e) In case at any time the Indenture Trustee shall cease to meet the criteria for a successor Indenture Trustee specified in paragraph (c) above, the Indenture Trustee shall resign immediately in the manner and with the effect specified herein.

                 SECTION 7.03. APPOINTMENT OF ADDITIONAL AND SEPARATE INDENTURE TRUSTEES. (a) Whenever: (i) the Indenture Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Indenture Estate shall be situated or to make any claim or bring any suit with respect to or in connection with the Indenture Estate, this Indenture, the Notes or any of the transactions contemplated under the other Transaction Documents, or (ii) the Indenture Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Holders, or (iii) the Indenture Trustee and the Owner Trustee shall have been requested to do so by a Majority in Interest of Holders of the Notes, the Indenture Trustee and the Owner Trustee shall execute and deliver an indenture supplemental hereto or such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more natural persons approved by the Indenture Trustee as additional trustee or trustees of all or any part of the Indenture Estate, or to act as separate trustee or trustees of all or any part of the Indenture Estate, in each case with such rights, powers, duties and obligations as may be provided in such supplemental indenture or other instruments as the Indenture Trustee or a Majority in Interest of Holders of the Notes may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this
Section 7.03. If the Owner Trustee shall not have taken any action requested of it under this Section 7.03(a) that is permitted or required by its terms within 30 days after the receipt of a written request from the Indenture Trustee so to do, or if the Notes have been accelerated as provided in Section 4.03(a), the Indenture Trustee may act under the foregoing provisions of this
Section 7.03(a) without the concurrence of the Owner Trustee; and the Owner Trustee hereby appoints the Indenture Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 7.03(a) in either of such contingencies, subject, however, to the remaining provisions of this
Section 7.03. The Indenture Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this
Section 7.03(a) shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Indenture Trustee until a successor additional or separate trustee is appointed as provided in this Section 7.03(a).

                 (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Indenture Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Indenture Estate or otherwise payable under any Transaction Document to the Indenture Trustee shall be promptly paid over by it to the Indenture Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Indenture Trustee except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders the Indenture Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Indenture Trustee or a Majority in Interest of Holders of Notes. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Indenture Trustee shall be liable for the consequences of its lack of reasonable care in selecting any additional or separate trustee which is a natural person. Each additional or separate trustee appointed pursuant to this Section 7.03 shall be subject to, and shall have the benefit of, Articles IV through X hereof insofar as they apply to the Indenture Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 7.03 shall not in any case exceed those of the Indenture Trustee hereunder.

                 (c) If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or prudent in the interests of the Holders, or in the event that the Indenture Trustee shall have been requested to do so in writing by a Majority in Interest of Holders of Notes, the Indenture Trustee and the Owner Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Indenture Trustee may act on behalf of the Owner Trustee under this Section 7.03(c) when and to the extent it could so act under Section 7.03(a).

                                  ARTICLE VIII

                SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND
                          OTHER TRANSACTION DOCUMENTS

                 SECTION 8.01. AMENDMENTS, WAIVERS, ETC. OF TRANSACTION DOCUMENTS (OTHER THAN THIS INDENTURE). (a) Subject to the provisions of paragraph (b) of this Section 8.01 and Section 8.01A hereof, the respective parties to the Participation Agreement, and the Granting Clause Documents, at any time and from time to time may, without the consent of the Indenture Trustee or of any Holder amend, waive or modify any of the provisions of those agreements; provided that without the consent of a Majority in Interest of Holders of the Notes no such amendment, waiver or modification shall amend or modify the following Sections of the Lease: Section 16 and Section 17.

                 (b)  Notwithstanding the provisions of paragraph (a) of this
Section 8.01 or any other provision of this Indenture or any other Transaction Document to the contrary, no modification or amendment with respect to the Participation Agreement or any Granting Clause Document, shall, without the consent of the Holder of each outstanding Note affected thereby,

                 (1) modify or amend the Lease in such a way as to extend the time of payment of Basic Rent, Supplemental Rent (other than Excepted Payments), Stipulated Loss Value (or any other amounts payable upon the occurrence of an Event of Loss), Termination Value, the Early Buy-Out Price, or any other amounts payable under, or as provided in, the Lease which would be required to be paid to the Holders of the Notes pursuant to the terms hereof (including, without limitation, the amount payable under Section 8(h) of the Lease); or reduce the amount of any installment of Basic Rent or the amount of Supplemental Rent payable pursuant to the Lease so that the sum of the same is less than the payment of principal of, premium, if any, and interest on the Notes, as the case may be, to be made from such installment of Basic Rent or Supplemental Rent; or reduce the aggregate amount of Stipulated Loss Value or Termination Value or amounts payable in respect of the Early Buy-Out Price or any other amounts payable under, or as provided in, the Lease upon the occurrence of an Event of Loss, on the Termination Date on the Early Buy-Out Date or in respect of any other termination of the Lease (including, without limitation, in Section 8(h) of the Lease) so that the same is less, together with any other amounts payable under, or as provided in, the Lease, than the Redemption Price payable as at the applicable Redemption Date; or

                 (2) modify or amend the Lease in such a way as to release the Lessee from its obligations in respect of the payment of Basic Rent, Supplemental Rent (other than Excepted Payments), Stipulated Loss Value (and any other amounts payable upon the occurrence of an Event of Loss), Termination Value, the Early Buy-Out Price or any other amounts payable under, or as provided in, the Lease (including, without limitation, in Section 8(h) of the Lease).

                 SECTION 8.01A. AMENDMENTS TO THIS INDENTURE WITH AND WITHOUT CONSENT OF HOLDERS. Subject to Section 12(b) of the Participation Agreement, with the written consent of the Holders of a Majority in Interest of Holders of the Notes, the Owner Trustee and the Indenture Trustee may enter into such Indenture Supplement to add any provisions to or to change or eliminate any provisions of this Indenture or of any such Indenture Supplement or to modify the rights of the Holders; provided, however, that, without the consent of each Holder affected thereby, no amendment to this Indenture or any other Transaction Document may:

                 (1) reduce the principal amount of any Note or the amount of any premium, if any, or of any payment of principal or interest due on, any Note or extend the time of payment of any amount owing or payable in respect of such Note; or

                 (2) change the dates on which any principal, premium, if any, or interest is due on any Note; or

                 (3) create any Lien on the Indenture Estate prior to or pari passu with the Lien thereon under this Indenture except such as are permitted or contemplated by this Indenture, or deprive any Holder of the benefit of the Lien on the Indenture Estate created by this Indenture; or

                 (4) reduce the percentage in principal amount of the Notes, the consent of whose Holders is required for any such supplemental agreement, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of or in respect of any Indenture Default or Indenture Event of Default or of any receipt of payment; or

                 (5)  make any change in this Section 8.01A.

                 SECTION 8.02.  SUPPLEMENTAL INDENTURE WITHOUT CONSENT.
Subject to Section 12(b) of the Participation Agreement, without the consent of any of the Holders of the Notes then outstanding but subject to the provisions of Section 8.03 hereof, the Indenture Trustee and the Owner Trustee may enter into any indenture or indentures supplemental hereto for one or more of the following purposes:

                 (a) (i) to evidence the appointment of a successor Owner Trustee in accordance with the terms of the Trust Agreement, or (ii) to evidence the appointment of a successor Indenture Trustee hereunder if done pursuant to the provisions of Article VII hereof;

                 (b) to subject to the lien of this Indenture and the Deed of Trust, Lessor's Share of Components or Modifications to the Facility, which become part of the Facility;

                 (c) to make such modifications requested by the Owner Trustee as are appropriate in the event more than one Person becomes an Owner Participant pursuant to the terms of the Trust Agreement;

                 (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect the interests of the Holders of any of the Notes then outstanding or the rights or obligations of the Lessee under the Lease or the other Transaction Documents;

                 (e) to provide for the issuance of Supplemental Financing Notes as contemplated by Section 2.15 hereof or of Refunding Notes; or

                 (f)  to add to the rights of the Holders or the Indenture
         Trustee.

                 SECTION 8.03. TRUSTEES AND REPRESENTATIVE PROTECTED. If, in the opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Indenture Trustee hereunder, any document required to be executed pursuant to the terms of Section 8.01 or 8.02 hereof adversely affects any right, duty, immunity or indemnity with respect to such institution under this Indenture, the Lease or the other Transaction Documents, such institution may in its discretion decline to execute such document unless the Person or Persons requesting any related action shall provide an indemnity that is reasonably satisfactory to such institution.

                 SECTION 8.04. DOCUMENTS MAILED TO HOLDER. Promptly after the execution by the Owner Trustee or the Indenture Trustee of any document entered into pursuant to Section 8.01 or 8.02 hereof, the Indenture Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to each Holder of a Note at its address last known to the Indenture Trustee, but the failure of the Indenture Trustee to mail such conformed copies shall not impair or affect the validity of such document.

                 SECTION 8.05. FORM OF AMENDMENTS AND OTHER DOCUMENTS. It shall not be necessary for any written request furnished to the Holders pursuant to this Article VIII to specify the particular form of the proposed documents to be executed, but it shall be sufficient if such request shall indicate the substance thereof.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.01. TERMINATION OF INDENTURE. Upon payment in full of the principal of and interest on and all other amounts due under all Notes, the Indenture Trustee shall execute and deliver, to or as directed in writing by the Owner Trustee or, in the case of a purchase by the Lessee of the Undivided Interest following an Event of Loss or in the case of a purchase of the Undivided Interest in accordance with Section 8(h) of the Lease, by the Lessee, an appropriate instrument or instruments (in recordable form), in form and substance satisfactory to the Owner Trustee or the Lessee, as the case may be, releasing from the Lien of this Indenture and the assignment and pledge hereunder and from the Lien of the Deed of Trust the Undivided Interest, the Facility Agreements and the remainder of the Indenture Estate; provided, however, that this Indenture and the trust created hereby shall earlier terminate and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property that is part of the Indenture Estate and the final distribution by the Indenture Trustee of all monies or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof. Except as otherwise provided above, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof. The parties intend that this Indenture be exempt from registration under any applicable Probate Code and similar laws.

                 SECTION 9.02. NO LEGAL TITLE TO INDENTURE ESTATE IN HOLDERS. No Holder of a Note shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Holder of a Note in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

                 SECTION 9.03. SALE OF UNDIVIDED INTEREST BY INDENTURE TRUSTEE IS BINDING. Any sale or other conveyance of the Undivided Interest or any other part of the Indenture Estate by the Indenture Trustee made pursuant to the terms of this Indenture or of the Lease shall bind the Holders of the Notes and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, and such Holders in and to the Undivided Interest or any other part of the Indenture Estate. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

                 SECTION 9.04. INDENTURE FOR BENEFIT OF OWNER TRUSTEE, INDENTURE TRUSTEE, OWNER PARTICIPANT, LESSEE AND HOLDERS. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the Owner Trustee, the Indenture Trustee, the Holders of the Notes, the Owner Participant and the Lessee, any legal or equitable right, remedy or claim under or in respect of this Indenture.

                 SECTION 9.05. NO ACTION CONTRARY TO LESSEE'S RIGHTS UNDER THE LEASE. Notwithstanding any of the provisions of this Indenture or the Trust Agreement to the contrary, neither the Indenture Trustee nor the Owner Trustee will take any action contrary to the Lessee's rights under the Lease, including the rights of the Lessee under Section 6 thereof, except in accordance with the provisions of the Lease.

                 SECTION 9.06. NOTICES, ETC. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be made in the manner provided for communications under the Participation Agreement pursuant to Section 19 thereof.

                 (b) Any notice or communication to Holders shall be mailed by first-class mail to the addresses for Holders shown on the Note Register kept by the Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

                 (c) If a notice or communication is mailed in the manner provided above within the time prescribed, it shall be conclusively presumed to have been duly given, whether or not the addressee receives it.

                 (d) The Indenture Trustee shall promptly furnish the Lessee with a copy of any demand, notice or written communication received by the Indenture Trustee hereunder from any Holder, the Owner Trustee or the Owner Participant.

                 SECTION 9.07. SEVERABILITY. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 9.08. NO ORAL MODIFICATIONS OR CONTINUING WAIVERS. Subject to Article VIII hereof, no terms or provisions of this Indenture or the Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought, and any waiver of the terms hereof or of any Note shall be effective only in the specific purpose given.

                 SECTION 9.09. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder of a Note shall bind the successors and assigns of such Holder. This Indenture and the Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except to the extent that the same is expressly contemplated by and taken in accordance with the Transaction Documents. Each Holder by its acceptance of a Note agrees to be bound by this Indenture and all provisions of the Participation Agreement and other Transaction Documents applicable to it.

                 SECTION 9.10. HEADINGS; REFERENCES TO SECTIONS, ETC. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. All references herein to any Section, Article, provision, Exhibit, Annex, Appendix or other attachment shall, unless otherwise indicated, be deemed references to a Section, Article, provisions, Exhibit, Annex, Appendix or other attachment hereof or hereto, and all such Exhibits, Annexes, Appendices and other attachments are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

                 SECTION 9.11. NORMAL COMMERCIAL RELATIONS. Anything contained in this Indenture to the contrary notwithstanding, any of the parties to the Participation Agreement or any bank or other affiliate of such parties may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Lessee fully to the same extent as if this Indenture were not in effect, including

                 SECTION 9.12.  GOVERNING LAW:  COUNTERPART FORM.   THIS
INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year below provided.


                                           SHAWMUT BANK CONNECTICUT,
                                           NATIONAL ASSOCIATION,
                                             in its individual capacity and as
                                             Owner Trustee under a Trust
                                             Agreement [No. 1][No. 2] dated as
                                             of July 15, 1994 with the Owner
                                             Participant named therein


Witness:                                   By
        -------------                        ----------------------------------
                                              Title:
Date:  _______ __, 1994

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                             not in its individual capacity,
                                             except as specified herein, but
                                             solely as Indenture Trustee
                                             hereunder


                                           THE FIRST NATIONAL BANK OF CHICAGO


Witness:                                   By
        -----------------                    ----------------------------------
                                               Title:
Date:  ______ __, 1994

STATE OF                          )
         -------------------------): ss.
COUNTY OF        )                       ---------
          -------

                 Personally appeared before me, the undersigned authority in and for the said County and State, on this __ day of ______, 1994, within my jurisdiction, the within named _______________ who acknowledged that he is the _________________ of First Chicago a national banking association, as Indenture Trustee under the above and foregoing instrument, and that for and on behalf of said corporation, and as its act and deed in said capacity as Indenture Trustee and its having been duly authorized to do so, he executed the above and foregoing instrument after first having been duly authorized by said corporation to do so.



                                                   --------------------------

My Commission Expires:


- ------------------------